Exhibit 10.34

独家经销商协议

EXCLUSIVE DISTRIBUTOR AGREEMENT

本独家经销商协议（“协议”）自 2023 年 07 月 02 日（“生效日期”）起生效，由（i）SynCardia Systems, LLC，一家根据特拉华州法律成立的有限责任公司，主要营业地点在 1992 East Silverlake Road, Tucson, AZ, 85713, U. S. A.（“SynCardia”）和 (ii) 新心医疗器械（北京）有限公司，一家根据中华人共和国法律成立的公司，主要营业地点在北京市房山区弘安路 87 号院 5 号楼 2 层 205 室 （“分销商”）。 本协议中使用的未定义的术语应具有本协议附件 A（定义）中规定的含义。

This Exclusive Distributor Agreement (“Agreement”) is effective as of July 2, 2023 (“Effective Date”), by and between (i) SynCardia Systems, LLC, a limited liability company organized under the laws of the State of Delaware with a principal place of business at 1992 East Silverlake Road, Tucson, AZ, 85713, U.S.A. (“SynCardia”) and (ii) SynCardia Medical (Beijing),Inc., a corporation organized under the laws of P.R.China with principal place of business at Room 205, 2nd Floor, Building 5, No. 87 Yuan, Hong’an Road, Fangshan District, Beijing，P.R.China (“Distributor”). Defined terms used in this Agreement that are not otherwise defined shall have the meaning set forth in Exhibit A (Definitions) to this Agreement.

SynCardia 已经开发并制造了 SynCardia70cc 和 50cc 临时全人工心脏（“TAH-t”），它是 TAH-t 系统（“TAH-t 系统”）的可植入部件，为治疗有可能因双心室衰竭而濒临死亡的指示病人提供生物力学循环。

WHEREAS, SynCardia has developed and manufactures the SynCardia 70cc and 50cc temporary Total Artificial Hearts (“TAH-t”), which is the implantable component of the TAH-t system (“TAH-t System”) that provides biomechanical circulation for treating indicated patients at risk of imminent death from biventricular failure.

鉴于 SynCardia 计划在生效日期后向分销商提供适用的 SynCardia 产品，因为这些 SynCardia 产品已被在本协议附件 B 中所列地区（“地区”）具有管辖权的监管机构批准使用。

WHEREAS, SynCardia intends to provide Distributor with applicable SynCardia Products after the Effective Date as such SynCardia Products are approved for use by the Regulatory Authorities having jurisdiction in the territory set forth in Exhibit B to this Agreement (“Territory”).

鉴于分销商在分销医疗设备方面具有丰富的经验和专业知识，包括向本地区有资格成为合格医院的医院分销心脏辅助和相关产品及服务。

WHEREAS, Distributor has experience and expertise in the business of distributing medical devices in the Territory, including distributing cardiac assist and related products and services, to hospitals in the Territory that could qualify to become Eligible Hospitals.

鉴于 SynCardia 和全球分销商决定签订统一的本协议，其中包含分销商在领土销售、支持、监控和报告 SynCardia 产品的条款和条件，双方一致同意，新心医疗将根据中国区域的特点，以及监管政策和医院与患者的情况，可灵活调整该协议向下的事项并书面告知对方，订单和报价单除外。

Whereas Syncardia and Distributor have decided to sign a unified agreement, which includes the terms and conditions for Distributor to sell, support, monitor and report Syncardia products in the Territory, both parties agree that Distributor will flexibly adjust the matters under the agreement and notify the other party in writing according to the characteristics of China, as well as the regulatory policies and the situation of hospitals and patients, except for the order and quotation.

因此，考虑到本文所载的相互承诺和契约，以及下文更具体描述的其他良好和有价值的对价，在此承认这些对价的收到和充分性，双方同意如下。

THEREFORE, in consideration of the mutual promises and covenants contained herein, and to other good and valuable consideration as more particularly described below, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1.	被任命为独家经销商

Appointment as Exclusive Distributor

1.1	由 SynCardia 任命。特此任命分销商为该地区的产品分销商，并授予分销商在该地区购买或租赁产品用于转售或再租赁的独家权利。这些产品只能由分销商转售或转租给在该地区符合 “移植准备 “或正在符合 “移植准备 “的合格医院。

Appointment by SynCardia. SynCardia hereby appoints Distributor as a distributor of Products in the Territory and grants Distributor the exclusive right to purchase or rent the Products for resale or re-rental in the Territory. Such Products may only be re-sold or re-rented by Distributor to Eligible Hospitals in the Territory that are “Implant Ready” or in the process of qualifying to become “Implant Ready”.

1.1.1	SynCardia 同意，在本协议有效期内，SynCardia 不会指定或授权任何第三人在地区内分销或销售产品，而且其本身也不会在地区内分销或销售产品，除非根据本协议适用于争议解决的条款，SynCardia 可以指定一个临时分销商和/或授权代理以确保向地区内合格医院不间断地供应产品。

SynCardia agrees that while this Agreement is in effect, SynCardia will not appoint or authorize any third person to distribute or sell Products in the Territory and will not, itself, distribute or sell Products in the Territory, except under the terms of this Agreement applying to Dispute Resolution, where SynCardia may appoint a temporary Distributor and/or Authorized Agent to ensure an uninterrupted supply of Products to Eligible Hospitals within the Territory.

1.1.2	SynCardia 收到的所有关于在该地区销售产品的订单或直接询问，将由 SynCardia 转给分销商。

All orders or direct inquiries received by SynCardia regarding the sale of Products in the Territory will be referred by SynCardia to Distributor.

1.1.3	SynCardia 应向分销商提供一份由 SynCardia 签发的证书，该证书将向医院和其他方面证明分销商是 SynCardia 产品在该地区的独家分销商（“分销商证书”）。

SynCardia shall provide Distributor with a certificate issued by SynCardia that will provide evidence to hospitals and others that Distributor is the Exclusive Distributor of SynCardia Products in the Territory (“Distributor Certificate”).

1.1.4	为避免疑问，SynCardia 可以在本分销协议所涵盖的司法管辖区建立子公司或实体的所有权，代表 SynCardia 履行本协议所要求的任何数量的职责。

For avoidance of doubt, SynCardia may establish ownership of a subsidiary or entity in a jurisdiction covered by this Distribution Agreement to perform any number of duties required by this Agreement on behalf of SynCardia.

1.2	经销商的权利和义务。 分销商接受 SynCardia 的任命成为产品的分销商，并同意严格按照本协议的条款和条件购买和销售、出租或再出租产品，以及以其他方式行事。 在本协议有效期内，分销商承认并同意，分销商应：

Distributor Rights and Obligations. Distributor accepts the appointment as a distributor of Products from SynCardia and agrees to purchase and sell, rent or re-rent Products, and otherwise conduct itself strictly in accordance with the terms and conditions of this Agreement. While this Agreement is in effect, Distributor acknowledges and agrees that Distributor shall:

1.2.1	尽最大努力在本地区推广、营销和销售产品，只向符合条件的医院销售。 为避免疑问，这种最大的努力应包括但不限于迅速履行本协议规定的分销商的所有义务。

Use its best efforts to promote, market and sell Products in the Territory only to Eligible Hospitals. For avoidance of doubt, such best efforts shall include, but not be limited to, prompt performance of all of Distributor’s obligations under this Agreement.

1.2.2	在代表 SynCardia 对这些医院做出任何承诺之前，向 SynCardia 提交潜在的合格医院的名字供其考虑。 如果 SynCardia 批准该医院成为合格医院的候选人，分销商应按照 SynCardia 的指示，协助 SynCardia 安排和协调该医院的启动认证工作。

Submit to SynCardia for its consideration the names of potential Eligible Hospitals prior to making any commitments to such hospitals on SynCardia’s behalf. If SynCardia approves such a hospital as a candidate to become an Eligible Hospital, Distributor shall, as directed by SynCardia, assist SynCardia in scheduling and coordinating the start-up certification of such Hospital.

1.2.3	保持一个完整的员工队伍，这些员工都是经过分销商的培训和 SynCardia 的认证，具有在该地区代理产品的必要知识。

Maintain a full staff of personnel who have been trained by Distributor and certified by SynCardia and have the requisite knowledge to represent the Products in the Territory.

1.2.4	不向位于领地内符合条件的医院以外的任何人推广、宣传、销售或提供产品。 为了避免疑问，未经 SynCardia 的事先书面同意，分销商不得在领地外分销产品。

Not promote, advertise, sell or make available Products to anyone other than Eligible Hospitals located within the Territory. For avoidance of doubt, Distributor shall not distribute the Products outside the Territory without the prior written consent of SynCardia.

1.2.5	不以任何方式宣传、推广、销售或代表 SynCardia 认为与产品竞争的任何第三方的产品，包括但不限于任何其他人造心脏或旨在替代人类心脏两个心室的产品。

Not to advertise, promote, sell or represent in any way, any products of any third party that are deemed by SynCardia to be competitive with the Products, including, without limitation, any other artificial heart or products intended to replace both ventricles of a human heart.

1.2.6	不允许在该地区以不符合该产品的监管批准的方式使用任何产品。

Not allow the use of any Products in the Territory in a manner that is inconsistent with such Product’s Regulatory Approval.

1.2.7	除非按照本协议第 10 条（保密）的规定，不向任何第三方或个人披露任何 SynCardia 保密信息。

Not disclose any SynCardia Confidential Information to any third party or person except in accordance with Section 10 (Confidentiality) of this Agreement.

1.2.8	向 SynCardia 提供一份书面清单，列出分销商在该地区分销的所有产品和各种设备。 每年一次 （或按 SynCardia 的要求），分销商应更新该清单，并及时将更新的清单以电子方式交付给 SynCardia。

Provide SynCardia with a written list of all products and devices of every type that Distributor distributes in the Territory. Once per year (or as more frequently requested by SynCardia), Distributor shall update this list and shall promptly deliver the updated list to SynCardia electronically.

1.2.9	符合欧洲法规 2017 第 745 条的要求以及所有相关分销商要求，包括但不限于以下内容：

Comply with the requirements of Regulation (EU) 2017/745 Article 14 and all related Distributor obligations including but not limited to the following:

将设备投放市场时，经销商应验证是否满足以下要求：

When making a device available on the market Distributor shall verify that the following requirements are met:

a)	该设备已获得 CE 标志，并且已起草该设备的 EU 符合性声明。

b)	进口商已遵守法规 (EU) 2017/745 第 13(3) 条规定的要求。

c)	该设备按照 2017/745 附件一第 23 节的规定贴上标签，并附有制造商按照第 10(11)条规定提供的信息，其语言由向用户或患者提供该设备的成员国决定。标签的细节应是不可磨灭的，容易辨认的，并能被目标用户或病人清楚地理解。

d)	在适用的情况下，制造商已经分配了一个独特的设备识别码（UDI）。

a)	The device has been CE marked and the EU declaration of conformity of the device has been drawn up.

b)	The importer has complied with the requirements set out in Article 13(3) of Regulation (EU) 2017/745.

c)	The device is labelled in accordance with 2017/745 Annex I Section 23 and accompanied by the information to be supplied by the manufacturer in accordance with Article 10(11) in an official Union language(s) determined by the Member State in which the device is made available to the user or patient. The particulars of the label shall be indelible, easily legible and clearly comprehensible to the intended user or patient.

d)	Where applicable, a unique device identifier (UDI) has been assigned by the manufacturer.

1.2.10	经销商可以采用抽样方法来满足 (a) (b) 和 (d) 点中提到的要求。

Distributor may apply a sampling method in order to meet the requirements referred to in points (a) (b) and (d).

1.2.11	经销商应根据主管当局的要求，向其提供其掌握的所有证明器械符合性所需的信息和文件。

Distributor shall, upon request by competent authority, provide it with all information and documentation that is at their disposal and is necessary to demonstrate conformity of the device.

1.2.12	经主管当局要求，经销商应提供免费的设备样品，或在不可行的情况下授予设备使用权。

Distributor, upon request by a competent authority, shall provide free samples of the device or, where that is impracticable, grant access to the device.

1.2.13	如果经销商认为或有理由相信该设备存在严重风险或为伪造设备，则应通知制造商，并在适用情况下通知制造商授权代表，以及进口商和成员国的主管当局 它是在其中建立的。

Where the distributor considers or has reason to believe that the device presents a serious risk or is a falsified device, it shall inform the manufacturer, and where applicable the manufacturers authorized representative, and also the importer and competent authority of the Member State in which it is established.

1.2.14	严格遵守本协议的各项规定。

Strictly comply with each provision of this Agreement.

1.3	分销商的遵守。分销商在履行本协议项下的义务时，将以工业标准的谨慎、技能和勤奋，并遵守所有适用的法律、法规、指令、条例、规章、细则、判决、法令和任何监管当局、机构、法庭、局、委员会的命令。法院、法庭、局、委员会、其他类似机构，无论是国际、联邦、州、省、县或市，(i)美国、(ii)欧盟和/或(iii)领土内任何其他适用的司法管辖区），包括但不限于美国联邦食品药品监督管理局的法律。 包括但不限于美国联邦食品和药物管理局的法律、法规和指南（统称为 “适用法律”）。在不限制 “分销商 “遵守与本协议有关的所有适用法律的义务的前提下，“分销商 “同意遵守美国的 《反腐败法》，以及经合组织的《反贿赂公约》，不向外国公职人员提供或给予与该公职人员履行职责有关的任何有价物 品，或诱使该公职人员利用其地位影响任何外国、国家或公共国际组织的行为或决定。

Distributor Compliance. Distributor will perform its obligations under this Agreement with industry standard care, skill and diligence and in accordance with all applicable laws, statutes, directives, ordinances, codes, regulations, rules, by-laws, judgments, decrees, and orders of any regulatory authority, agency, court, tribunal, bureau, commission, other similar body, whether international, federal, state, provincial, county, or municipal, in (i) the United States, (ii) the European Union and/or (iii) in any other applicable jurisdiction(s) in the Territory), including but not limited to, the U.S. federal Food and Drug Administration laws, regulations and guidance (collectively, “Applicable Laws”). Without limiting Distributor’s obligation to comply with all Applicable Laws in connection with this Agreement, Distributor agrees to comply with the United States Foreign Corrupt Practices Act, as amended from time to time, and the OECD Anti-Bribery Convention with regard not offering or giving anything of value to a foreign public official in connection with the performance of the official’s duties or inducing an official to use their position to influence any acts or decisions of any foreign, state or public international organization.

1.4	展示

Exhibits

1.4.1	按经销商定价和付款条件的产品初始订单的报价单作为本协议的附件 C。

1.4.2	所有 SynCardia 产品的最新监管批准列表作为本协议的附件 D（“监管批准”）。

1.4.3	SynCardia 产品的目录和描述作为附件 E（“目录”）附于本协议。

1.4.4	一份分销商证书作为附件 F 附于本协议。

1.4.5	独家经销协议的模板合并书作为本协议的附件 G。

1.4.6	经销商条款和条件作为本协议的附件 H。

1.4.7	本协议附件 I 为(i) SynCardia, (ii)分销商和(iii)地区内合格医院的联系信息和汇款地址清单（“必要联系信息”）。

1.4.8	分销商对 SynCardia 的报告要求和相关时间的清单见附件 J。

1.4.1	A quotation for an initial order for Products at distributor pricing and payment terms is attached as Exhibit C to this Agreement. During the term of this Agreement, SynCardia may in its sole discretion, update Exhibit C to reflect new or updated pricing.

1.4.2	A list of the most recent regulatory approvals for all SynCardia Products is attached as Exhibit D (“Regulatory Approvals”) to this Agreement.

1.4.3	A catalog of SynCardia Products and descriptions is attached as Exhibit E (“Catalog”) to this Agreement.

1.4.4	A Distributor Certificate is attached as Exhibit F to this Agreement.

1.4.5	Template Joinder to exclusive distribution agreement is attached as Exhibit G to this agreement.

1.4.6	Distributor Terms and Conditions is attached as Exhibit H to this Agreement.

1.4.7	A list of the contact information and remittance addresses for (i) SynCardia, (ii) Distributor and (iii) Eligible Hospitals in the Territory is attached as Exhibit I (“Required Contact Information”) to this Agreement.

1.4.8	A listing of the Distributor’s reporting requirements to SynCardia and associated timing is attached as Exhibit J.

1.5	分销商 未经 SynCardia 的事先书面同意，分销商无权指定联营分销商、次级分销商或授权代理 （每个都是 “次级分销商”，统称为 “次级分销商”）在领地的任何部分分销任何产品，该同意可以以任何理由或根本没有理由被拒绝。 只有在分销商、次分销商和 SynCardia 签署了一份与本协议附件 G （“合并书”）中的合并书的形式基本相似的本协议的合并书后，才能进行任何此类任命。

Sub-Distributor. Distributor has no authority to appoint an associate distributor, sub- distributor, or authorized agent (each a “Sub-Distributor” and collectively, the “Sub- Distributors”) to distribute any Products within any portion of the Territory without the prior written consent of SynCardia, which consent can be withheld for any reason or no reason at all. Any such appointment shall be made only after Distributor, Sub-Distributor and SynCardia execute a joinder to this Agreement in a form substantially similar to the form of joinder attached as Exhibit G (“Joinder”) to this Agreement.

1.6	关系 分销商应以委托人的身份为自己的帐户进行产品的购买和销售，并承担自己的费用和风险。本协议在任何情况下都不会在 SynCardia 和分销商之间产生委托人和代理人的关系、合伙或合资关系或任何类似关系。 分销商承诺并保证，它不会直接或暗示地作为 SynCardia 的代理人行事或代表自己，也不会试图代表 SynCardia 或以 SynCardia 的名义创造任何义务或作出任何陈述。 任何一方都无权以另一方的名义或代表另一方签订任何合同，并且任何一方都无权(i)以任何方式抵押另一方的信用或显示自己有权这样做或(ii)为另一方或以另一方的名义作出承诺或产生任何费用或开支。

Relationship. Distributor shall conduct its business in the purchase and sale of Products as a principal for its own account and at its own expense and risk. Distributor covenants and warrants that it will not act or represent itself directly or by implication as agent for SynCardia and will not attempt to create any obligation, or make any representation on behalf of or in the name of SynCardia. Neither Party is entitled to enter into any contracts in the name of or on behalf of the other Party, and neither Party will be entitled to (i) pledge the credit of the other Party in any way or hold itself out as having the authority to do so or (ii) make commitments or incur any charges or expenses for or in the name of the other Party.

1.7	文件之间的冲突。如果本协议主体的条款、本协议的任何附件或任何采购订单、报价单或类似文件中的任何其他条款之间出现冲突或含糊不清，则优先顺序如下。(i)本协议的主体；(ii)本协议的附件；和(iii)采购订单、报价单或类似文件。

Conflict Between Documents. In the case of conflict or ambiguity between terms of the main body of this Agreement, any Exhibit to this Agreement or any other terms in any purchase order, quotation or the like, the order of priority shall be as follows: (i) the main body of the Agreement; (ii) the Exhibits to the Agreement; and (iii) purchase order, quotation or the like.

2.	委托产品；开具发票的产品；产品的销售或租赁；零件

Consigned Products; Invoiced Products; Sales or Rental of Products; Parts

2.1	委托产品；发票产品；担保权益

Consigned Products; Invoiced Products; Security Interest

2.1.1	任何由SynCardia 或代表 SynCardia 提供给分销商的与本协议下的采购订单有关的产品应被视为 “委托产品”，除非该产品成为具有发票的产品。 产品只有在分销商根据采购订单购买时才会成为 “发票产品”。

Any Products that are provided by or on behalf of SynCardia to Distributor in connection with a Purchase Order under this Agreement shall be deemed “Consigned Products” unless and until such Product becomes an Invoiced Product. A Product shall become an “Invoiced Product” only when purchased by Distributor pursuant to a Purchase Order.

2.1.2	为避免疑问，委托产品和驱动程序仍是 SynCardia 的财产，委托产品和驱动程序的所有权仍属于 SynCardia。 分销商将确保寄售的产品被正确地标记为 SynCardia 的财产，并保持没有任何留置权或抵押权。 除本协议规定的情况外，代理商不得使用或部署任何委托产品和驱动程序。在 SynCardia 的书面要求下，委托的产品和驱动程序将被返还给 SynCardia 或 SynCardia 的指定人员。如果在任何时候，分销商认为任何委托的财产或驱动程序已经被损坏、丢失或被盗，分销商将立即通知 SynCardia。

For avoidance of doubt, Consigned Products and Drivers shall remain the property of SynCardia and the title to Consigned Products and Drivers remains in SynCardia. Distributor will ensure that Consigned Products are properly labeled as SynCardia property and remain free and clear of any liens or encumbrances. Distributor shall not use or deploy any Consigned Products and Drivers except as contemplated by this Agreement. At SynCardia’s written request, Consigned Products and Drivers will be returned to SynCardia, or to SynCardia’s designee. Distributor will immediately notify SynCardia if at any time Distributor believes that any Consigned Property or Driver has been damaged, lost or stolen.

2.1.3	对于任何委托产品，在该产品所在的司法管辖区的法律允许的范围内，SynCardia 应保留对 SynCardia 根据本协议出售给分销商的所有委托产品及其销售收益的担保权益和收回权，包括所有账户、合同权利、动产纸、文件、应收款项和保险或其他相关收益，直到分销商将该委托产品的购买价格全部支付给 SynCardia。

For any Consigned Products, insofar as permitted by the laws of the jurisdiction in which such Products are located, SynCardia shall retain a security interest in and the right to repossess all Consigned Products sold by SynCardia to Distributor pursuant to this Agreement, and the proceeds of sale thereof, including all accounts, contract rights, chattel paper, documents, receivables and insurance or other proceeds related thereto, until the purchase price for such Consigned Products is paid in full by Distributor to SynCardia.

2.1.4	根据 SynCardia 的要求，分销商应执行并向 SynCardia 交付动产抵押、融资声明或其他必要的文件，以完善 SynCardia 在寄售产品及其销售所得的担保权益。

Upon SynCardia’s request, Distributor shall execute and deliver to SynCardia chattel mortgages, financing statements or other documents necessary to perfect SynCardia’s security interest in the Consigned Products and the proceeds of sale thereof.

2.1.5	分销商应适当地通知认证合格的医院，本担保权益对寄售产品有效，并向 SynCardia 提供标签、通知或协议的副本。

Distributor shall properly notice the Certified Eligible Hospital that this Security Interest is in effect in connection with the Consigned Products and provide SynCardia with a copy of the label, notice or agreement.

2.1.6	产品（寄售产品和发票上的产品）的损失风险由分销商负责。 为了避免疑问，分销商从 SynCardia 购买的任何产品都是 “装运港船上交货“（“FOB”）CIF:Cost Insurance and Freight 成本加保险费加运费，目的港，在这些产品离开 SynCardia 的设施时，各自的义务、费用和损失风险将由 SynCardia 转移给分销商。 为了方便分销商，SynCardia 将安排运输并支付产品的运输和运输保险费用。 分销商将向 SynCardia 偿还(i)运输费用，(ii)在运输保险不覆盖的范围内，产品损坏、毁坏或丢失的任何金额的替换费用，以及(iii)产品在由承运人交付给分销商后的任何损坏（包括任何丢失的产品）。

Upon SynCardia’s request, Distributor shall execute and deliver to SynCardia chattel mortgages, financing statements or other documents necessary to perfect SynCardia’s security interest in the Consigned Products and the proceeds of sale thereof.

Distributor shall properly notice the Certified Eligible Hospital that this Security Interest is in effect in connection with the Consigned Products and provide SynCardia with a copy of the label, notice or agreement.

Risk of loss of for Products (Consigned Products and Invoiced Products) shall be the responsibility of the Distributor. For avoidance of doubt, the purchase of any Products by Distributor from SynCardia shall be“Free On Board” (“FOB”) and the respective obligations, costs, and risk of loss shall transfer from SynCardia to Distributor at the time such Products leave SynCardia’s facility. For convenience of Distributor, SynCardia will arrange transport and pay shipping and transit insurance expenses of Products. Distributor will reimburse SynCardia for (i) shipping costs, (ii) any amount of replacement costs for Products damaged, destroyed or lost to the full extent that transit insurance does not cover and (iii) any damage to Products post-delivery by carrier to Distributor (including any lost Products).

2.2	采购订单

Purchase Orders

2.2.1	分销商应以自己的名义并为自己的帐户购买产品。 分销商应以 SynCardia 要求的形式向 SynCardia 提交采购订单，说明产品的数量和类型以及要求的发货日期（“采购订单”）。 价格和付款条款将包括在适用的采购订单中。 所有的采购订单都要经过 SynCardia 在其主要营业地的接受和批准。

Distributor shall purchase Products in its name and for its own account. Distributor shall submit to SynCardia purchase orders in a form requested by SynCardia, specifying the number and type of Products and requested shipment dates (“Purchase Order”). Pricing and payment terms will be included in the applicable Purchase Order. All Purchase Orders are subject to acceptance and approval by SynCardia at its principal place of business.

2.2.2	分销商应以 SynCardia 要求的形式提交紧急采购订单，说明产品的数量和类型以及要求的加速发货日期（“加速采购订单”）。 所有的加急采购订单都要经过 SynCardia 在其主要营业地的接受和批准。

Distributor shall submit expedited purchase orders for emergency requisitions in a form requested by SynCardia, specifying the number and type of Products and requested expedited shipment dates (“Expedited Purchase Order”). All Expedited Purchase Orders are subject to acceptance and approval by SynCardia at its principal place of business.

2.2.3	SynCardia 应在合理的时间内尽力完成从分销商处收到的并被 SynCardia 接受的采购订单；但是，SynCardia 不对分销商在这些产品的交付或装运方面的任何失败或延迟负责。任何发票上的产品都应受制于有利于 SynCardia 的担保权益，直到 SynCardia 得到分销商的全额付款。

SynCardia shall use reasonable efforts to fill Purchase Orders received from Distributor and accepted by SynCardia within a reasonable time; however, SynCardia shall not be liable to Distributor for any failure or delay in delivery or shipment of such Products. Any Invoiced Product shall be subject to a security interest in favor of SynCardia until SynCardia is paid in full by Distributor.

2.3	仅向地区内合格的医院分销

Distribution only to Eligible Hospitals in the Territory

2.3.1	经销商只能将全人工心脏套件和所有适当的经批准的驱动程序和附件分销给医院，如果该医院已经完成第二阶段的启动认证或正在接受紧急的第一至第三阶段的培训，并且目前是该地区的合格医院。 如果分销商未能遵守这一要求，那么 SynCardia 可以立即终止本协议和分销商分销产品的权利。

Distribution only to Eligible Hospitals in the Territory Distributor shall only distribute TAH-t Kits and all appropriate approved Drivers and Accessories to a Hospital if such Hospital has completed Phase II of the start-up certification or is undergoing an emergency Phase I-III training and is currently an Eligible Hospital in the Territory. If Distributor fails to adhere to this requirement, then SynCardia may immediately terminate this Agreement and Distributor’s right to distribute the Products.

2.4	产品、目录、价格和条款

Products, Catalog, Prices & Terms

2.4.1	当新产品和服务被提供或发生其他变化时，SynCardia 将不定期向分销商提供本协议的更新目录。 更新后的目录应提供给分销商的每一个产品和服务的识别细节。 根据分销商的要求，SynCardia将发布一份新的报价单，该报价单将规定商定的分销商价格、租赁费、服务费以及与这些产品的销售、租赁或服务有关的其他条款。

SynCardia shall furnish to Distributor, from time to time, an updated Catalog to this Agreement as new Products and Services are offered or other changes are made. The updated Catalog shall provide identifying detail for each of the Products and Service made available to Distributor. Upon the request of the Distributor, SynCardia would issue a new Quote that would set forth the agreed Distributor Price, Rental Rate, Service Fee and other terms relating to the Sale, Rental or Service of such Products.

2.4.2	分销商应根据报价单中的条款，向 SynCardia 支付每件产品的购买价格、租金或服务费。 如果 “分销商 “未能遵守 “报价单 “中的规定，则为重大违约，有可能导致本协议的终止。

Distributor shall pay SynCardia the Purchase Price, Rental or Service Fee for each of the Products according to the terms contained in the Quote. Distributor’s failure to comply with the provisions of the Quote shall be a material default that would potentially result in termination of the Agreement.

2.4.3	根据 SynCardia 的决定，在事先发出书面通知的情况下，对任何到期未付的债务将按每月 1.5%的比率收取滞纳金；但是，这种滞纳金的比率不得超过适用法律所允许的最大限度。 除了报价单中规定的条款和补救措施外，如果 (a)分销商所欠的任何款项在到期后九十（90）天内未被 SynCardia 收到，或(b)分销商在任何十二（12）个月内有五（5）次延迟付款，SynCardia 可自行决定并书面通知分销商，在 SynCardia 收到该订单的全部发票金额或在分销商建立一个 SynCardia 满意的不可撤销的信用证之前，拒绝填写或运送任何产品订单。

At SynCardia’s discretion and upon prior written notice, a late payment charge will be assessed on any obligation not paid when due at a rate of 1.5% per month; provided, however, that such late payment charge shall not be assessed at a rate in excess of the maximum permitted by Applicable Law. In addition to the provisions and remedies provided in the Quote, if: (a) any payment owing by Distributor is not received by SynCardia within ninety (90) days after it is due, or (b) Distributor makes three (3) late payments within any twelve (12) month period, SynCardia may, at its discretion and upon written notice to Distributor, refuse to fill or ship any order for Products until receipt by SynCardia of the full invoice amount of such order or until Distributor has established an irrevocable letter of credit with terms satisfactory to SynCardia.

2.4.4	所有的付款都应以美元为单位，以电汇的方式将立即可用的资金汇入 SynCardia 的指定账户。

All payments shall be made in U.S. Dollars by wire transfer of immediately available funds to the designated account of SynCardia.

2.5	运输、损失的风险、运输容器、关税和税金

Shipping, Risk of Loss, Shipping Containers, Duty and Taxes

2.5.1	分销商应及时检查从 SynCardia 收到的产品的包装，并在产品到达后的五（5）个工作日内，通过电子邮件通知 SynCardia 任何产品的损坏或短缺。

Distributor shall promptly inspect the packaging of Products received from SynCardia and shall, within three (3) business days after their arrival, notify SynCardia via email of any damage to Products or shortage of Products.

2.5.2	所有根据采购订单销售或租赁给分销商的产品都应包括运给分销商的费用。分销商将向 SynCardia 报销任何委托产品的运输费用。 产品丢失的风险由分销商承担，分销商将负责向 SynCardia 偿还任何丢失、损坏或毁坏的托运产品和发票产品的更换费用。

All sales or rental of Products to Distributor pursuant to Purchase Orders shall include the cost of shipment to Distributor. Distributor will reimburse SynCardia for the cost of shipment of any Consigned Products. Risk of loss of Products shall be borne by the Distributor and Distributor will be responsible to reimburse SynCardia for replacement cost for any lost, damaged or destroyed Consigned Products and Invoiced Products.

2.5.3	运输容器。所有的产品都应装在专门为运输的产品制作的可重复使用的硬壳容器中（“运输容器”）运给分销商。 分销商对交付给分销商用于退回产品或在境内运输的任何产品和运输容器的损失或损坏风险负责。 除非得到 SynCardia 的书面批准，否则分销商应使用所提供的经批准的运输容器进行运输，以保持产品的完整性和功能。运输容器应是 SynCardia 的财产。 对于任何丢失、损坏或毁坏的运输容器，代理商将负责偿还 SynCardia 的更换费用。

Shipping Containers. All Products shall be shipped to Distributor in special hard shell, reusable containers made specifically for the Products shipped (the “Shipping Containers”). Distributor shall be responsible for risk of loss or damage to any Products and Shipping Containers delivered to Distributor for use in returning products or for shipping within the territory. Distributor should use the provided approved Shipping Containers for all shipments to maintain product integrity and function, unless otherwise approved in writing by SynCardia. Shipping Containers shall remain the property of SynCardia. Distributor will be responsible to reimburse SynCardia for replacement cost for any lost, damaged or destroyed Shipping Containers.

2.5.4	分销商应支付所有因进口、购买、租赁、使用或运输产品和海运集装箱或其组成部分、提供服务或其他与本协议或报价单中规定的交易有关的关税、进口费、清关费和税金（包括所有其他类似的费用和所有增值税、销售税、交易特权税和个人财产税）。 分销商应独自承担收取和支付与转售产品有关的任何销售税、增值税、使用税或其他税款的责任。

Distributor shall pay all customs duties, import fees, clearance charges, and taxes (including all other expenses of like kind and all VAT, sales, transaction privilege and personal property taxes) arising from the importation, purchase, rent, use or shipping of Products and Shipping Containers or their components, the provision of Service or otherwise with respect to the transactions contemplated herein or in the Quotation. Distributor shall bear the sole responsibility for the collection and payment of any sales, value added, use or other taxes payable in connection with its resale of Products.

3.	驱动系统的所有权、维护和修理

Driver System Ownership, Maintenance and Repair

3.1	供应；所有权

Supply; Ownership.

3.1.1	供应。 SynCardia 应提供驱动装置和驱动系统，供(i)与全人工心脏植入有关的合格医院和(ii)全人工心脏植入的患者使用，在每种情况下都是在该地区。 除本协议规定的情况外，分销商不得使用或部署任何驱动程序和驱动系统。 在SynCardia 的书面要求下，任何驱动程序和驱动系统将被退回给 SynCardia 或 SynCardia 的指定人员。

Supply. SynCardia shall provide Drivers and Driver Systems for use by (i) Eligible Hospitals in connection with TAH-t implantation and (ii) patients in whom a TAH-t is implanted, in each case in the Territory. Distributor shall not use or deploy any Drivers and Driver Systems except as contemplated by this Agreement. At SynCardia’s written request, any Drivers and Driver Systems will be returned to SynCardia, or to SynCardia’s designee.

3.1.2	产权。 由 SynCardia 或代表 SynCardia 向分销商提供的与本协议有关的任何此类驱动程序和驱动系统仍是 SynCardia 的财产，所有权仍属于 SynCardia。 分销商将确保这些驱动程序和驱动系统被正确地标记为 SynCardia 的财产，并保持没有任何留置权或负担。 分销商应适当地通知认证合格医院，任何这样的驱动程序和驱动系统是属于 SynCardia 的，并向 SynCardia 提供标签、通知或协议的副本。

Title. Any such Drivers and Driver Systems that are provided by or on behalf of SynCardia to Distributor in connection with this Agreement shall remain the property of SynCardia and title will remain with SynCardia. Distributor will ensure that such Drivers and Driver Systems are properly labeled as SynCardia property and remain free and clear of any liens or encumbrances. Distributor shall properly notice the Certified Eligible Hospital that any such Drivers and Driver Systems are owned by SynCardia and provide SynCardia with a copy of the label, notice or agreement.

3.1.3	如果分销商在任何时候认为任何驱动程序或驱动系统被损坏、丢失或被盗，它将立即通知 SynCardia。

Distributor will immediately notify SynCardia if at any time it believes any Driver or Driver System has been damaged, lost or stolen.

3.2	维护的装运。 分销商应按照 SynCardia 的规定，协调驱动程序和驱动系统的运输以进行维护。

Shipment for Maintenance. Distributor shall coordinate the shipment of Drivers and Driver Systems for maintenance as specified by SynCardia.

3.3	结账；监控。 根据 SynCardia 的指示，分销商应该对该地区的所有驱动程序和驱动系统进行检查，并 SynCardia 提供关于驱动程序检查的特定文件。 分销商应监控该地区所有驱动程序的状况，如果有任何驱动程序出现以下情况，应立即书面通知 SynCardia。

Checkout; Monitoring. As directed by SynCardia, Distributor shall perform checkout of all Drivers and Driver Systems in the Territory and provide specified documentation regarding Driver checkout to SynCardia. Distributor shall monitor the condition of all Drivers in the Territory and shall promptly notify SynCardia in writing if any Drivers:

3.3.1	不符合SynCardia 制定的性能标准或在使用中出现故障，或

Do not meet the performance standards established by SynCardia or malfunction during use, or

3.3.2	已经达到监管部门批准的服务周期的终点。

Have reached the end of a Service Cycle as determined by Regulatory Approval.

3.4	服务周期结束；更换驱动程序。SynCardia 应提前通知分销商即将结束的服务周期，以便分销商能够在服务周期结束前用分销商或医院的库存或运给分销商的驱动程序来更换设备。 分销商应通知 SynCardia 按照分销商的指示运送替换的驱动程序，费用由 SynCardia 承担，以便在必要时替换驱动程序。

End-of-Service Cycles; Replacement Drivers. SynCardia shall notify Distributor in advance of upcoming end-of-service cycles so that Distributor can make arrangements to switch equipment prior to end of service cycle with Distributor or Hospital inventory or with Drivers shipped to Distributor for this replacement. Distributor shall notify SynCardia to ship, at SynCardia’s expense, a replacement Driver as directed by Distributor to replace a Driver as necessary.

3.5	运输费用；损失的风险。 分销商应安排并支付在领土内移动的所有驱动程序和驱动程序系统组件的运输费用。SynCardia 应根据 SynCardia 的指示，支付将驱动系统运往分销商或运出地区的费用。司机损失的风险由分销商负责。

Shipping Costs; Risk of Loss. Distributor shall arrange and pay for the shipping of all Drivers and Driver System Components moved within the Territory. SynCardia shall pay the cost of shipping Driver Systems to the Distributor or out of the Territory as directed by SynCardia. Risk of loss of Drivers shall be the responsibility of the Distributor.

3.6	运输容器。所有的驱动系统都应装在专门为所运物品制作的运输容器内运给分销商。 运输容器丢失的风险由分销商承担，分销商将负责赔偿。

Shipping Containers. All Driver Systems shall be shipped to Distributor in Shipping Containers made specifically for the item shipped. Risk of loss of Shipping Container is on Distributor and Distributor will be responsible to reimburse SynCardia for replacement cost for any lost or damaged Shipping Containers.

4.	额外的分销商责任

Additional Distributor Responsibilities

4.1	所需文件。 除非 SynCardia 另有指示，分销商应提供与全人工心脏和驱动系统跟踪、植入和切除、主动的病人更新、培训认证、驱动装置签出、客户投诉以及其他可能不时为所有合格医院修订或实施的主题有关的具体文件。 更多细节见附表 J。

Required Documentation. Distributor shall, unless otherwise directed by SynCardia, provide specific documentation relating to TAH-t and Driver System tracking, implants and explants, proactive patient updates, training certifications, Driver checkouts, customer complaints and other topics as may be amended or implemented for all Eligible Hospitals from time to time. See Exhibit J for further details.

4.2	可追溯性的记录。 分销商应保持 SynCardia 产品的分销记录，以保证可追溯性，并保证这些记录可供 SynCardia 和监管机构检查。

Records for Traceability. Distributor shall maintain records of the distribution of SynCardia Products to allow traceability and shall assure that these records are available for inspection by SynCardia and by regulatory authorities.

4.2.1	文件要求是本协议的重要组成部分，不遵守文件要求将被视为重大违约，并被 SynCardia 终止。

Documentation requirements are a material part of this Agreement and non-compliance shall be deemed a material default and cause for termination by SynCardia.

4.2.2	SynCardia 应提供此类报告的要求和表格。

SynCardia shall provide the requirements and forms for such reporting.

4.3	合格的医院。 如果分销商要求 SynCardia 为有可能失去合格医院认证的医院提供额外的培训，分销商应分担这种额外培训和监考的相关费用。 分销商和 SynCardia 应合作确定和鉴定区域内潜在的合格医院，这是双方商定的年度营销计划的一部分，由分销商提出，每季度审查一次。

Eligible Hospitals. Should Distributor request that SynCardia provide additional training to a Hospital that is at risk of losing its certification as an Eligible Hospital, Distributor shall share the costs associated with such additional training and proctoring. Distributor and SynCardia shall cooperate in identifying and qualifying prospective Eligible Hospitals within the territory as part of the mutually agreed annual marketing plan proposed by Distributor and reviewed quarterly.

4.4	医院满意度。 分销商应与 SynCardia 合作，通过营销计划、用户组、临床和客户支持以及其他与医院员工的互动，建立并保持高水平的医院满意度。 在 SynCardia 的要求下，代理商应自费参加 SynCardia 举办的销售和服务会议及培训课程。

Hospital Satisfaction. Distributor shall cooperate with SynCardia to establish and maintain a high level of Hospital satisfaction through marketing plans, user groups, clinical and customer support, and other interactions with the staff of the Hospital. As requested by SynCardia, Distributor shall, at its own expense, attend sales and service meetings and training sessions conducted by SynCardia.

4.5	分销商的财务状况。 在本协议的有效期内，“分销商 “应保持良好的和实质性的财务状况。

Distributor Financials. Distributor shall remain in good and substantial financial condition during the term of this Agreement.

4.5.1	在 SynCardia 的要求下，代理商应随时向 SynCardia 提供 SynCardia 所要求的财务报表，以确定代理商的财务状况。

From time to time, upon SynCardia’s request, Distributor shall furnish to SynCardia such financial statements as SynCardia may request to determine Distributor’s financial condition.

4.5.2	如果分销商未能向 SynCardia 提供此类财务报表，或分销商的财务状况令 SynCardia 不满意， SynCardia 有权自行决定在任何时候拒绝向分销商出售或出租产品，而无需通知。

SynCardia shall have the right, in its sole discretion, to refuse to sell or rent Products to Distributor at any time without notice in the event that Distributor fails to furnish such financial statements to SynCardia or Distributor’s financial condition is unsatisfactory to SynCardia.

4.6	报销。 分销商应尽其商业上的合理努力，使合格医院使用的产品从私人和政府的保险和报销机构获得最高的报销额度。 如果 SynCardia 要求，分销商应及时向 SynCardia 提供以下文件：(i) 合格医院使用产品的私人和政府保险及报销机构的报销水平；(ii) 分销商在该地区每个合格医院使用的定价文件。

Reimbursement. Distributor shall use its commercially reasonable efforts to achieve the highest level of reimbursement from private and governmental insurance and reimbursement agencies for Products used by Eligible Hospitals. If requested by SynCardia, Distributor shall promptly provide SynCardia with documentation of (i) the reimbursement level from private and governmental insurance and reimbursement agencies for Products use by Eligible Hospitals and (ii) pricing document used by Distributor with each Eligible Hospital in the Territory.

4.6.1	如果有任何保险或报销项目特别提到分销商，在本协议终止或到期的情况下，分销商应将任何对这些报销或付款的权利转让给 SynCardia 指定的组织或个人。

Should any insurance or reimbursement programs specifically reference Distributor, Distributor shall, in the case of termination or expiration of this Agreement, assign any rights to such reimbursement or payments to such organization or person as designated by SynCardia.

4.6.2	分销商执行此类转让的义务应符合每个保险公司和每个报销项目的具体限制和要求。 根据 SynCardia 的指示和法律的允许，代理商应将此类批准的法律所有权转让给有资格接受此类转让的个人或实体。

Distributor’s obligation to perform such assignments shall be consistent with the specific limitations and requirements of each insurer and each reimbursement program. As directed by SynCardia and as permitted by law, Distributor shall assign the legal ownership of such approvals to an individual or entity legally qualified to receive such assignment.

4.7	政府批准。 分销商应自费获得该地区任何政府机构对产品的进口、销售、租赁使用或处置所要求的所有政府批准（“政府批准“）。

Government Approvals. Distributor shall obtain, at its own cost and expense, all Government Approvals required from any government agency in the Territory for the importation, sale, rental use or disposition of the Products (“Governmental Approvals”).

4.7.1	这些政府批准应以 SynCardia 的名义并为了 SynCardia 的利益，由分销商作为 SynCardia的代理人来获得。

Such Governmental Approvals shall be obtained in the name of SynCardia and for the benefit of SynCardia by the Distributor acting as SynCardia’s Agent.

4.7.2	在法律允许的范围内，SynCardia 应是政府批准的唯一受益人。

To the extent permitted by law, SynCardia shall be the sole beneficial owner of the Governmental Approvals.

4.7.3	根据 SynCardia 的指示和法律的允许，在本协议终止或到期时，代理商应将这些批准的法律所有权转让给有资格接受这种转让的个人或实体。

As directed by SynCardia and as permitted by law, upon termination or expiration of this Agreement, Distributor shall assign the legal ownership of such approvals to an individual or entity legally qualified to receive such assignment.

4.8	许可证和特许证。 分销商应遵守适用于其履行本协议的所有适用法律，采购并保持履行其业务所需的所有许可证和执照，并以不给产品或 SynCardia 的声誉带来损害的方式开展其业务。

Licenses and Permits. Distributor shall, in compliance with all Applicable Laws applicable to its performance pursuant to this Agreement, procure and maintain all licenses and permits necessary to the performance of its business and conduct its business in a manner so as not to bring discredit upon the reputation of Products or SynCardia.

4.9	政府和国际公共组织。 分销商声明并保证，其雇员、代理人、官员或其他管理成员（或其附属公司、分许可方或允许的分包商的任何雇员、代理人、官员或其他管理成员）均不是任何政府或国际公共组织的官员、官员、代理人或代表。 分销商 “不会支付任何款项，并将确保其附属公司不会支付任何款项，并将尽商业上的合理努力确保其分许可人和允许的分包商不会直接或间接支付任何金钱或其他资产，包括 “分销商 “从本协议中获得的任何补偿（以下统称为 “付款”）。向政府或政党官员、国际公共组织官员、公职候选人、或其他企业代表或代表上述任何一方的人

（以下统称为 “官员”）支付款项，而这种支付将构成违反任何适用法律。 此外，无论是否合 法，任何一方都不会在知情的情况下进行任何付款，并将确保其关联公司不进行任何付款，并将通过商业上合理的努力，确保其允许的分包商不直接或间接向官员进行任何付款，如果这种付款是为了影响与本协议的主题或该方业务的任何其他方面有关的决定或行动。

Governments and International Public Organizations. Distributor represents and warrants that none of its employees, agents, officers or other members of its management (or any employees, agents, officers or other members of management of any of its Affiliates, sublicensees or permitted subcontractors) are officials, officers, agents or representatives of any government or public international organization.

Distributor will not make any payment, and will ensure that its Affiliates do not make any payment, and will use commercially reasonable efforts to ensure that its sublicensees and permitted subcontractors do not make any payment, either directly or indirectly, of money or other assets, including any compensation Distributor derives from this Agreement (hereinafter collectively referred to as a “Payment”), to government or political party officials, officials of public international organizations, candidates for public office, or representatives of other businesses or Persons acting on behalf of any of the foregoing (hereinafter collectively referred to as “Officials”) where such Payment would constitute a violation of any Applicable Laws. In addition, regardless of legality, neither Party will knowingly make any Payment, and will ensure that its Affiliates do not make any Payment, and will use commercially reasonable efforts to ensure that its permitted subcontractors do not make any Payment, either directly or indirectly, to Officials if such Payment is made for the purpose of influencing decisions or actions with respect to the subject matter of this Agreement or any other aspect of such Party’s business.

4.10	反贿赂政策和程序。 通过执行本协议，“分销商 “声明、保证或契约，它已经采用或将在生效日期后立即采用政策、程序和流程（统称为 “反贿赂政策”），以确保 “分销商 “及其附属机构 遵守反贿赂法律，如美国反回扣法、反海外腐败法和英国反贿赂法，每一项都适用。 分销商进一步声明和保证，这些反贿赂政策确保由分销商、其附属公司或允许的分包商支付给保健专业人员和保健提供者的任何费用或其他价值转移应反映所提供服务的公平市场价值。

Anti-Bribery Policies and Procedures. By executing this Agreement, Distributor represents, warrants, or covenants that it has adopted or will adopt promptly after the Effective Date, policies, procedures and processes (collectively, “Anti-Bribery Policies”) to ensure compliance by Distributor and its Affiliates with anti-bribery laws, such as the United States Anti-Kickback Statute, Foreign Corrupt Practices Act and the UK Bribery Act, each as applicable. Distributor further represents and warrants that such Anti- Bribery Policies ensure that any fees or other transfers of value paid by Distributor, its Affiliates or permitted subcontractors to healthcare professionals and healthcare providers shall reflect the fair market value for the services rendered.

5.	翻译

Translations

5.1	为满足任何监管批准的标签要求，SynCardia 应向分销商提供英文或 SynCardia 批准的其他语言的文件和材料（“正式文件”）。

As required to meet the labeling requirements of any Regulatory Approvals, SynCardia shall deliver to Distributor documents and materials in English or other languages approved by SynCardia (“Official Documents”).

5.1.1	根据分销商的要求，SynCardia 应向分销商提供一份正式文件的语言列表。

Upon the request of Distributor, SynCardia shall provide Distributor with a list of the languages for which Official Documents have been created.

5.1.2	当正式文件有了更多的语言版本时，SynCardia 会更新该列表。

The list will be updated by SynCardia as Official Documents become available in additional languages.

5.2	所有的培训都是由 SynCardia 用英语进行的，包括英语的官方文件，如果有的话，也包括当地的语言。

All training is conducted by SynCardia in English and will include Official Documents in English and, if available, in the local language.

5.2.1	如果分销商或 SynCardia 将官方文件翻译成培训材料和手册，SynCardia 应在培训过程中与分销商合作，以验证分销商对官方文件的翻译为受训者提供了足够的指导和指引，以满足法规的要求。

In cases where the Distributor or SynCardia has translated Official Documents into training materials and manuals, SynCardia shall work with Distributor during the training process to validate that the Distributor’s translation from Official Documents provides adequate guidance and direction to trainees to meet regulatory compliance requirements.

5.2.2	分销商应向 SynCardia 提供所有从官方文件翻译的、在本地区使用的文件和材料的完整副本。

Distributor shall provide SynCardia with complete copies of all documents and materials that have been translated from Official Documents for use in the Territory.

6.	培训和营销支持

6.1	医院培训。SynCardia 应向已获得经销商适当资格并被 SynCardia 接受进入启动认证计划的医院提供启动认证，前提是 SynCardia 在训练。

Hospital Training. SynCardia shall provide start-up certification to a Hospital that has been properly qualified by Distributor and accepted by SynCardia to enter the start-up certification program, providing that SynCardia receives the Initial Order for Invoiced Product from Distributor for such Hospital by the date of the training.

6.1.1	SynCardia 应提供完整的启动认证，费用（包括差旅费和监考费）由 SynCardia 和经销商共同商定，如附件 H 所述。

SynCardia shall provide the entire start-up certification with costs (including travel and proctoring fees) to be shared as mutually agreed by SynCardia and Distributor as set forth in Exhibit H.

6.1.2	SynCardia 保留向经销商开账单的权利，如果医院取消其初始订单，经销商同意支付所有培训费用。

SynCardia reserves the right to bill Distributor and Distributor agrees to pay for all costs of training should hospital cancel its Initial Order.

6.1.3	经销商应在本协议生效后尽快参加第一阶段的开机培训。SynCardia 还可以指定经销商被视为临床培训团队的成员，并可以履行临床支持顾问的一些职责，并相应地颁发证书。

Distributor will attend Phase I start-up training as soon as possible after the Effective Date of this Agreement. SynCardia may also designate Distributor to be considered a member of the Clinical Training Team and may perform some of the duties of the Clinical Support Consultant and will issue certificates accordingly.

6.1.4	SynCardia 可不时将阶段 II、III 和 IV 培训的选定部分委托给经销商的某些合格员工。 经销商的此类员工应参加适当的培训并获得 SynCardia 的认证。 经销商应仅使用 SynCardia 提供的最新培训材料和教学方法。

SynCardia may, from time to time, delegate selected portions of Phase II, III and IV training to certain qualified employees of Distributor. Such employees of Distributor shall attend appropriate training and obtain certification from SynCardia. Distributor shall employ only the most current training materials and instructional methods provided by SynCardia.

6.2	监考

Proctoring

6.2.1	SynCardia 和经销商可以安排在产品外科植入方面经验丰富且经过培训的合格外科医生参加在区域内合格医院进行的植入手术（“监考”）。 所有监考均应使用 SynCardia 批准的外科医生通过 SynCardia 进行。

SynCardia and Distributor may arrange for a qualified and trained surgeon experienced in the surgical implant of the Products to attend the implant procedure conducted at an Eligible Hospital in the Territory (“Proctoring”). All Proctoring shall be conducted through SynCardia using a SynCardia approved surgeon.

6.2.2	此类监考的费用和相关差旅费应由 SynCardia 和经销商共同承担，如附件 H 中所述。

The fees and related travel expenses for such Proctoring shall be borne by SynCardia and Distributor as mutually agreed by SynCardia and Distributor as set forth in Exhibit H.

6.3	客户支持。 为了发现和传播最佳实践并促进与合格医院人员的沟通，SynCardia 将与所有合格医院保持客户支持关系，并可能赞助用户组、客户活动、医疗咨询委员会、媒体活动、培训机会和其他与医院的互动 合格的医院人员。

Customer Support. In order to discover and disseminate best practices and facilitate communication with personnel from Eligible Hospitals, SynCardia will maintain a customer support relationship with all Eligible Hospitals and may sponsor user groups, customer events, medical advisory boards, media events, training opportunities and other interactions with Eligible Hospital personnel.

6.3.1	在可能的范围内，SynCardia 将通过年度营销计划正式和非正式地在所有这些关系活动中包括、通知和与经销商合作，以实现最高水平的客户支持。

To the extent possible, SynCardia will include, inform and cooperate with Distributor both formally through annual marketing plans and informally, in all of these relationship activities to achieve the highest level of customer support.

6.3.2	经销商将与 SynCardia 的销售、营销、认证和临床支持部门合作，以支持客户服务。

Distributor will work with the Sales, Marketing, Certification, and Clinical Support departments of SynCardia in support of customer service.

6.4	SynCardia 支持。 在本协议期限内，SynCardia 应：

SynCardia Support. During the term of this Agreement, SynCardia shall:

6.4.1	在其授权经销商名单中公布经销商的名称和地址（如果建立了此类名录）

Publish Distributor’s name and address in its list of authorized distributors, if such directory is established

6.4.2	不时根据 SynCardia 和经销商共同商定的年度营销计划，并在机会出现时，通过让经销商参与任何广告和直邮活动或其他适当的活动来支持经销商的营销；

From time to time, per the annual marketing plan to be mutually agreed upon by SynCardia and Distributor, and as opportunities present themselves, support Distributor’s marketing by involving Distributor in any advertising and direct mail activities or other such activities when appropriate;

6.4.3	不时向经销商提供培训和认证，通过有机会参加和参与启动认证的四个阶段或其他现场交付的培训，对产品的技术细节和应用进行培训；

From time to time, provide Distributor training and certification to train on the technical details and application of the Products through the opportunity to attend and participate in the four Phases of start-up certification or other field-delivered training;

6.4.4	应经销商的要求，向经销商提供有关产品应用的合理技术信息；

Furnish Distributor, upon Distributor’s request, reasonable technical information respecting applications of the Products;

6.4.5	及时向经销商传输区域内潜在合格医院的所有销售线索，以启动 SynCardia 根据年度营销计划授予认证的资格流程，以及

Transmit promptly to Distributor all sales leads for potential Eligible Hospitals in the Territory for the purpose of initiating the qualification process for SynCardia to grant certification per the annual marketing plan, and

6.4.6	使用合格人员在区域内提供合理的营销和销售支持。SynCardia 可以远程提供此类支持，也可以选择亲自在领土内提供此类支持。

Provide reasonable marketing and sales support in the Territory, using qualified personnel. SynCardia may provide such support remotely or, at its option, in person in the Territory.

6.5	员工和代表的培训费用。 各方应自行承担其员工、代表、顾问和代理人因提供和接受此类培训而产生的费用（例如工资、差旅费和每日津贴费用）。

Training Expenses for Employees and Representatives. Each Party shall bear its own expenses for its employees, representatives, consultants and agents (e.g., salary, travel and per diem expenses) incurred in connection with providing and receiving such training.

6.6	经销商联系信息。 经销商应向 SynCardia 提供经销商的联系信息，供感兴趣的各方添加到 SynCardia 数据库以进行公司更新，并提供客户和潜在客户的联系信息以获取适当的资源。

Distributor Contact Information. Distributor shall provide SynCardia with Distributor’s contact information for interested parties to be added to the SynCardia database for company updates and provide customer and prospective customers contact information for appropriate resource access.

7.	商标； 包装和标签

Trademarks; Packaging and Labeling

7.1	SynCardia 将向产品提供相关文件作为标签的一部分，例如官方文件中监管批准所要求的 “全人工心脏使用说明”，并通过验证 SynCardia 对官方文件的翻译，如本节第 5 节（翻译）所述 协议。

SynCardia will supply Product with the relevant documents as part of labeling such as “TAH-t Instructions for Use” required by Regulatory Approval in Official Documents and through validation of the SynCardia translation of Official Documents as described in Section 5 (Translation) of this Agreement.

7.2	经销商承认并理解，产品只能按照 SynCardia 监管批准当前版本标签“SynCardia Systems, LLC 临时全人工心脏 (TAH-t) 使用说明”或用户手册规定的方式使用 其他产品，经销商不得宣传或建议将产品用于任何其他目的或以任何其他方式使用。

Distributor acknowledges and understands that the Products may only be used in the manner prescribed by and described in the SynCardia Regulatory Approval current version of labeling “SynCardia Systems, LLC temporary Total Artificial Heart (TAH-t) Instructions for Use” or User’s Manuals for other Products, and Distributor will not promote or suggest the use of the Products for any other purpose or in any other manner.

7.3	经销商不得代表 SynCardia 就产品作出任何超出 SynCardia 在标签、标签和培训材料中所代表的内容的保证或陈述。

Distributor shall not make any warranties or representations with respect to Products on behalf of SynCardia beyond what is represented in labels, labeling and training materials by SynCardia.

7.4	经销商应赔偿 SynCardia 并使 SynCardia 免受因经销商违反本协议而导致的所有索赔和损害，包括合理的律师费。 经销商同意，其不会销售任何已过有效期的产品，或此类销售将导致产品在有效期后使用或违反适用法律的情况。

Distributor shall indemnify and hold SynCardia harmless from all claims and damages, including reasonable attorneys’ fees, resulting from Distributor’s violation of this Agreement. Distributor agrees that it will not sell any products for which the expiration date is passed or if such sale will result in the product’s use after the expiration date or in contravention of Applicable Law.

7.5	未经 SynCardia 明确书面许可，经销商不得移除、覆盖或抹去任何标记或信息，放置在 SynCardia 提供的产品或其包装上。

Distributor shall not remove, cover or obliterate any markings or information placed on Products or the packaging thereof as supplied by SynCardia without the express written permission of SynCardia.

7.5.1	所有标签必须符合 SynCardia 监管批准要求。

All labeling must comply with the SynCardia Regulatory Approval requirements.

7.5.2	任何符合当地法律的产品标签应由 SynCardia 在经销商的建议和支持下进行。

Any labeling of Products to comply with local laws shall be undertaken by SynCardia with the advice and support of Distributor.

7.6	SynCardia 授权经销商在产品的销售、出租、促销和广告中使用 SynCardia 可能在产品广告、促销和销售中使用的商标和商号，但必须事先获得 SynCardia 的授权。

SynCardia authorizes Distributor to use, in connection with the sale, rental, promotion and advertising of Products, such trademarks and trade names as may be used by SynCardia in the advertising, promotion and sale of Products only with the prior authorization of SynCardia.

7.6.1	经销商提出的所有此类批准请求应附有待批准项目的电子副本、硬拷贝、照片或其他表示形式。

All requests for such approvals made by Distributor shall be accompanied by an electronic copy, hard copy, photo or other representation of the item to be approved.

7.6.2	经销商对任何此类商标或名称不享有任何权利或利益或要求，不得以任何可能破坏或削弱它们的方式使用它们，并应根据 SynCardia 的要求立即停止使用，并且， 在任何情况下，在本协议终止时。

Distributor shall have no right or interest in or claim to any such marks or names, shall not use the same in any manner that might tend to defeat or diminish them and shall immediately discontinue the use thereof upon demand of SynCardia, and, in any event, upon termination of this Agreement.

7.6.3	经销商在其广告或其他地方对 SynCardia（或其任何附属公司）现在或以后拥有或许可的 SynCardia 名称或任何商标或商号（或任何与其非常相似的商标或名称）的所有使用均应遵守经本公司事先书面批准。 收到此类书面批准后，经销商应根据 SynCardia 的商标权和其中体现的商誉获得有限的非排他性许可，仅出于履行经销商在本协议项下的营销义务的目的使用 SynCardia 的名称、商标和商号。 此类使用产生的商誉应归属于 SynCardia 的利益并由其所 有。 经销商无权在经销商领土以外使用 SynCardia 的名称或任何此类商标或商号，也无权将其 作为经销商商业风格或公司名称的一部分。因为新心医疗是美方控股公司，投资协议中已经说明了商标等无形资产的使用。见投资协议，究竟是先前投资协议还是先前经销协议？投资协议投资新心医疗的主体为皮卡德医疗有限公司，经销协议的主体是 SynCardia,但 SynCardia 的控股股东是皮卡德医疗有限公司。

All uses by Distributor in its advertising or elsewhere of SynCardia’s name or any trademark or trade name (or any mark or name closely resembling the same) now or hereafter owned or licensed by SynCardia (or any of its Affiliates) shall be subject to the prior written approval of the Company. Upon receipt of such written approval, Distributor shall have a limited, nonexclusive license under SynCardia’s trademark rights and the goodwill embodied therein to use SynCardia’s name, trademarks and trade names solely for the purpose of performing Distributor’s marketing obligations hereunder. Goodwill resulting from such use shall accrue to the benefit of and be owned by SynCardia. Distributor is not authorized to use SynCardia’s name or any such trademark or trade name outside Distributor’s Territory nor as a part of Distributor’s trade style or corporate name.

7.7	经销商可以在其产品的销售、促销和广告中使用自己的标志或标识； 但其标记或徽标不得大于 SynCardia 的商标，并且不得以覆盖、抹去或减损 SynCardia 的商标的方式显示。

Distributor may use its own mark or logo in connection with its sale, promotion and advertising of Products; but its mark or logo shall be no larger than SynCardia’s trademarks and shall not be so displayed as to cover, obliterate or detract from SynCardia’s trademarks.

7.8	SynCardia 有权永久、免版税地使用和许可他人在产品的生产、包装、促销和销售中使用所有宣传册、销售点材料、目录和其他开发的广告、促销和销售材料 由或供经销商使用，用于产品的广告、促销或销售。 应 SynCardia 的要求，经销商应立即执行为实现上述规定的目的可能需要的任何和所有文件。

SynCardia shall have the perpetual, royalty-free right to utilize and to license others to utilize in the production, packaging, promotion and sale of Products, all brochures, point of sale materials, catalogues, and other advertising, promotional and sales materials developed by or for Distributor for use in connection with the advertising, promotion or sale of Products. Promptly upon SynCardia’s request, Distributor shall execute any and all documents that may be required to accomplish the purposes of the foregoing provisions.

7.9	如果经销商希望 SynCardia 在经销商转售产品的司法管辖区申请任何与产品有关的商标注册，则经销商应通知 SynCardia。 如果 SynCardia 批准提交任何此类商标注册申请，则应继续进行，SynCardia 应配合经销商的努力。

Distributor shall notify SynCardia if it desires to have SynCardia apply for any registrations of trademarks with respect to Products in the jurisdictions in which Products are to be resold by Distributor. If SynCardia approves of the filing of any application for any such registration of a trademark, it shall proceed to do so and SynCardia shall cooperate with Distributor’s efforts.

7.10	经销商应在得知任何侵犯与产品相关的知识产权的情况后立即通知 SynCardia。

Distributor shall notify SynCardia promptly upon learning of any infringement of the intellectual property associated with Products.

7.10.1	SynCardia 没有义务对此类侵权行为采取任何行动。

SynCardia shall not be obligated to take any action with respect to such infringements.

7.10.2	经销商应充分配合调查任何此类事件，并应 SynCardia 的要求，协助和参与任何行动

Distributor shall cooperate fully in investigating any such instance and, on SynCardia’s request, shall assist and participate in any action which SynCardia chooses to take with respect thereto.

7.10.3	任何此类诉讼的所有费用应由 SynCardia 支付；从任何此类诉讼的起诉中获得的所有赔偿应由 SynCardia 保留。

All expenses of any such action shall be paid by SynCardia; all recoveries obtained from the prosecution of any such action shall be retained by SynCardia.

8.	监管要求； 政府报告和文件

Regulatory Requirements; Government Reports & Filings

8.1	监管状况。SynCardia 于 2004 年获得 FDA 批准在美国销售 70cc TAH-t 系统。SynCardia已获得加拿大卫生部的类似批准以销售 70cc 和 50cc TAH-t 系统（“加拿大许可证”）。 SynCardia 已获得 70cc 和 50cc TAH-t 系统、70cc 和 50cc 手术备件套件和气动驱动器（统称为“TAH 设备”）的商业分销的 CE 标志（证书#93783），以便在欧洲投放市场 经济区和承认 CE 标志的国家。

Regulatory Status. SynCardia received approval from the FDA for the sale of the 70cc TAH-t System in the United States in 2004. SynCardia has received similar approvals from Health Canada for the sale of 70cc and 50cc TAH-t Systems (“Canadian Licenses”). SynCardia has received the CE mark (Certificate #93783) for the commercial distribution of the 70cc and 50cc TAH-t Systems, 70cc and 50cc Surgical Spares Kits and pneumatic Drivers (collectively, “TAH Devices”) for placing on the market within the European Economic Area and in countries that recognize the CE mark.

8.2	合规性。 经销商应遵守适用法律，包括但不限于适用于医疗器械接收、储存、分销、销售和服务的法律。

Regulatory Compliance. Distributor shall comply with Applicable Laws, including, without limitation, those applicable to the receipt, storage, distribution, sale and service of medical devices.

8.3	政府报告和备案

Government Reports and Filings

8.3.1	各方同意根据适用法律、法规和规章的要求及时向政府机构提交所有报告和备案，并尽最大努力根据 这项协议。

Each Party agrees to promptly make all reports to and filings with governmental agencies required by Applicable Laws, rules and regulations and to use its best efforts to obtain all approvals, licenses, permits and permissions with respect to its or their operations pursuant to this Agreement.

8.3.2	双方应在提交或收到后立即交换此类文件和批准。

The Parties shall exchange such documents and approvals promptly upon filing or receipt.

8.3.3	经销商应承担 (i) 准备和提交报告以及 (ii) 获得区域内任何政府机构要求的批准、执照、许可证和许可的所有费用。

Distributor shall bear all costs of (i) the preparing and making of filings of reports and (ii) the obtaining the approvals, licenses, permits and permissions required by any governmental authorities in the Territory.

8.3.4	SynCardia 应承担 (i) 准备和提交报告以及 (ii) 获得领土以外任何政府机构要求的批准、执照、许可和许可的所有费用。

SynCardia shall bear all costs of (i) the preparing and making of filings of reports and (ii) the obtaining the approvals, licenses, permits and permissions required by any governmental authorities outside of the Territory.

8.3.5	每一方应合作并协助另一方进行此类备案和报告，并获得此类批准、执照、许可、许可和证明。

Each Party shall cooperate with and assist the other in making such filings and reports and in obtaining such approvals, licenses, permits, permissions and certifications.

8.4	经销商应保持适用的地方、国家和国际政府或监管注册，并应根据要求向 SynCardia 提供此类注册号或证书。

Distributor shall maintain applicable local, national and international governmental or regulatory registrations and shall provide such registration numbers or certificates to SynCardia upon request.

8.5	经销商应在与 SynCardia 产品相关的任何国家或国际监管机构检查或可能影响产品质量、合规性、产品分销或一般商业惯例的检查后的二十四 (24) 小时内通知 SynCardia。

Distributor shall inform SynCardia within twenty-four (24) hours of any national or international regulatory agency inspection related to SynCardia product or inspections that may otherwise impact product quality, regulatory compliance, distribution of product or general business practice.

8.6	经销商应通过电子邮件向 SynCardia 报告可能涉及 SynCardia 产品或我以其他方式影响产品质量、法规遵从性、产品分销或一般商业惯例的针对经销商的任何监管机构观察、通知、调查结果或官方监管行动，时间为二十四 (24)) 几个小时开始意识到这些发现。

Distributor shall report to SynCardia via email any regulatory agency observations, notices, findings or official regulatory actions against Distributor that may involve SynCardia product or my otherwise impact product quality, regulatory compliance, distribution of product or general business practice within twenty-four (24) hours of becoming aware of such findings.

8.7	经销商应根据适用于经销商的 21 CFR 第 820 部分和 ISO 13485 的部分，维持质量体系和既定程序足以进行运营。

Distributor shall maintain a quality system and established procedures adequate for their operation, in accordance with sections of 21 CFR Part 820 and ISO 13485, as applicable to distributors.

8.7.1	经销商应允许 SynCardia 或其授权代表对经销商的设施、系统、文件以及与本协议和产品相关的其他要求进行审计。

Distributor shall allow SynCardia, or its authorized representative, to perform audits of the Distributor’s facilities, systems, documentation, and other requirements related to this agreement and to the Product.

8.7.2	经销商应根据要求向 SynCardia 提供质量体系程序和其他相关文件的副本，作为建立上述程序的证据，或满足此处合同要求的证据。

Distributor shall provide to SynCardia upon request copies of quality systems procedures and other related documents as evidence that said procedures are established, or evidence that contractual requirements herein are met.

8.7.3	此类文件可能会根据经销商认为属于知识产权或商业秘密的信息（如适用）进行编辑。

Such documents may be redacted of information considered by Distributor to be intellectual property or trade secret, where applicable.

8.8	经销商应保持适当识别、存储、保护、检索、保留时间和处置记录的程序，包括或参考以下位置：

Distributor shall maintain procedures for the proper identification, storage, protection, retrieval, retention time and disposition of records that include or refer to the location of:

8.8.1	初始收货人名称、地址；

The name and address of the initial consignee;

8.8.2	出货设备的标识和数量；

The identification and quantity of devices shipped;

8.8.3	发货日期； 和

The date shipped; and

8.8.4	使用的任何控制号、批号或序列号；

Any control, lot or serial number(s) used;

8.8.5	任何适用的测试表或检查表。

Any applicable test sheets or check-out forms.

8.8.6	记录应以防止记录损坏或退化的方式永久保存。 此外，记录的控制方式应使记录易于定位且不会因缺乏组织而丢失。

Records shall be permanently stored in a manner that prevents damage or degradation of the records. In addition, the records shall be controlled in a manner that allows the records to be easily located and not lost due to lack of organization.

8.9	经销商应遵守法规 (EU) 2017/745 第 14 条的要求以及所有相关的经销商义务，包括但不限于以下内容：

Distributor shall comply with the requirements of Regulation (EU) 2017/745 Article 14 and all related Distributor obligations, including but not limited to the following:

8.9.1	将设备投放市场时，经销商应验证是否满足以下要求：

When making a device available on the market, Distributor shall verify that the following requirements are met:

8.9.1.1	设备已获得 CE 标志，并已制定设备的欧盟符合性声明。

The device has been CE marked and the EU declaration of conformity of the device has been drawn up.

8.9.1.2	进口商已遵守法规 (EU) 2017/745 第 13(3) 条规定的要求。

The importer has complied with the requirements set out in Article 13(3) of Regulation (EU) 2017/745.

8.9.1.3	设备根据 2017/745 附件 I 第 23 节进行标记，并附有制造商根据第 10(11) 条以 Me 确定的官方联盟语言提供的信息

The device is labelled in accordance with 2017/745 Annex I Section 23 and accompanied by the information to be supplied by the manufacturer in accordance with Article 10(11) in an official Union language(s) determined by the Member State in which the device is made available to the user or patient. The particulars of the label shall be indelible, easily legible and clearly comprehensible to the intended user or patient.

8.9.1.4	在适用的情况下，制造商已分配了唯一设备标识符 (UDI)。

Where applicable, a unique device identifier (UDI) has been assigned by the manufacturer.

8.9.2	分销商可以采用采样方法，以满足第 8.9.1 节中提到的要求。

Distributor may apply a sampling method in order to meet the requirements referred to in Section 8.9.1.

8.9.3	分销商应根据主管当局和/或 SynCardia 的要求，向其提供他们所掌握并证明设备符合性所必需的所有信息和文件。

Distributor shall, upon request by competent authority and/or SynCardia, provide it with all information and documentation that is at their disposal and is necessary to demonstrate conformity of the device.

8.9.4	分销商应根据主管当局的要求，提供免费的设备样品，或在不可行的情况下，允许访问该设备。

Distributor, upon request by a competent authority, shall provide free samples of the device or, where that is impracticable, grant access to the device.

8.9.5	如果分销商认为或有理由认为该设备存在严重风险或是伪造装置，则应书面通知 SynCardia，并在适用的情况下通知 SynCardia 的授权代表，以及其所在成员国的进口商和主管当局。

Where the Distributor considers or has reason to believe that the device presents a serious risk or is a falsified device, it shall inform SynCardia in writing, and where applicable SynCardia’s authorized representative, and also the importer and competent authority of the Member State in which it is established.

8.10	分销商应根据 SynCardia 的指示和 SynCardia 召回策略，建立并保持对初始收货人进行更正或移除的程序，包括维护检疫下退回产品的完整性以及任何退回产品的可追溯到初始收货人。

Distributor shall establish and maintain procedures to conduct a correction or removal to the initial consignee at the direction of SynCardia and in accordance with SynCardia recall strategy, including maintaining the integrity of returned product under quarantine and traceability of any returned product to the initial consignee.

8.10.1	如果SynCardia 或任何政府机构或其他适当机构就任何产品下令召回产品或发布产品公告，分销商应与 SynCardia 合作：

If SynCardia or any governmental agency or other proper authority orders a product recall or issues a product advisory with respect to any Products, Distributor shall cooperate with SynCardia in:

8.10.1.1	如有任何此类建议或召回，请立即与境内此类产品的运营商联系，

Promptly contacting operators of such Products within the Territory of any such advisories or recalls,

8.10.1.2	及时向此类客户传达 SynCardia 可能希望传输的信息或说明，

Promptly communicating to such customers such information or instructions as SynCardia may desire be transmitted to them,

8.10.1.3	从库存中删除所有此类召回产品，以及

Removing all such recalled Products from its inventory and

8.10.1.4	根据 SynCardia 的指示将此类召回的产品退还给 SynCardia。

Returning of such recalled Products to SynCardia in accordance with SynCardia’s instructions.

8.10.2	分销商应根据 SynCardia 召回策略代表 SynCardia 提供定期状态报告或进行有效性检查。

Distributor shall provide periodic status reports or conduct effectiveness checks on behalf of SynCardia in accordance with the SynCardia recall strategy.

8.10.3	SynCardia 应偿还分销商与此类产品建议和召回有关的所有合理费用和开支，除非咨询或召回全部或部分是由于分销商或其代表的过错。

SynCardia shall reimburse Distributor for all reasonable costs and expenses incurred by Distributor in connection with such Product advisories and recalls, unless the advisory or recall is due, in whole or in part, to the fault of Distributor or its representatives.

8.11	分销商应维护设计合适的建筑物，并有足够的空间进行必要的操作，防止混淆，并确保有序处理 SynCardia 产品。

Distributor shall maintain buildings of suitable design and contain sufficient space to perform necessary operations, prevent mix-ups, and assure orderly handling of SynCardia products.

8.12	分销商应维护建筑物，以防止 SynCardia 产品受到可以合理预期对产品质量产生不利影响的物质的污染，包括污秽和害虫的污染。

Distributor shall maintain buildings to prevent contamination of SynCardia products by substances that could reasonably be expected to have an adverse effect on product quality, including contamination from filth and pests.

8.12.1	如果SynCardia 规定了特殊环境条件，分销商应建立并保持充分控制这些环境条件的程序，包括定期检查以验证这些系统是否充分并正常运行。

Where special environmental conditions have been specified by SynCardia, Distributor shall establish and maintain procedures to adequately control these environmental conditions, including periodically inspecting to verify that these systems are adequate and functioning properly.

8.13	分销商应提供 SynCardia 产品，仅用于 SynCardia 标签、广告或使用说明中批准此类产品的目的。

Distributor shall offer SynCardia Products for sale and use only for a purpose for which such Products are approved in SynCardia labeling, advertising, or instructions for use.

8.13.1	如果分销商意识到其任何员工已经营销，或其任何客户在批准的标签之外使用任何 SynCardia 产品，分销商应立即以书面形式通知 SynCardia。

If Distributor becomes aware that any of its employees has marketed, or any of its customers are using any SynCardia Product outside of the approved labeling, Distributor shall inform SynCardia immediately in writing.

8.14	未经SynCardia 投入和事先书面批准，分销商不得进行可能影响产品设计质量、范围或有效性的更改。

No changes that could impact the quality, scope or effectiveness of the product design shall be made by the Distributor without SynCardia input and prior written approval.

8.15	分销商和 SynCardia 应合作评估所有维修和服务请求，以确定这些请求是否是应向 SynCardia 报告的投诉，如下段所述。

Distributor and SynCardia shall collaborate to evaluate all repair and service requests as to whether they are complaints that are to be reported to SynCardia as described in the following paragraph.

8.16	投诉程序。分销商应建立并维护接收客户投诉的程序。此类程序应确保：

Complaint Procedures. Distributor shall establish and maintain procedures for receiving complaints from customers. Such procedures shall ensure that:

8.16.1	所有投诉都以统一的方式处理，并及时向 SynCardia 报告；

All complaints are processed in a uniform manner and reported to SynCardia in a timely manner;

8.16.2	口头投诉在收到后记录在案；

Oral complaints are documented upon receipt

8.16.3	可以评估投诉，以确定是否需要向监管机构报告；以及

Complaints can be evaluated to determine whether they are required to be reported to regulatory authorities; and

8.16.4	由于时间对满足法定报告时间段至关重要，分销商应在分销商首次意识到投诉后二十四 （24）小时内向 SynCardia 报告投诉。

Since time is of the essence in meeting statutory reporting time periods, Distributor shall report complaints to SynCardia within twenty-four (24) hours of the time Distributor first becomes aware of them.

8.17	行动评估。分销商应同意 SynCardia 在合理的运营时间对其运营进行评估。反过来， SyncCardia 应合理地通知分销商其评估并向分销商提供评估计划的愿望。

Assessment of Operations. Distributor shall agree to an assessment of its operations by SynCardia at reasonable times of operation. SynCardia, in turn, shall give Distributor reasonable notice of its desire to assess and provide an assessment plan to Distributor.

8.18	分销商报告。分销商应及时准确地向 SynCardia 提供遵守 SynCardia 报告要求所需的所有报告和信息，以及作为附录 J 列出的相关时间，并由 SynCardia 不时更新（“分销商报告”）。

Distributor Reporting. Distributor shall promptly and accurately provide SynCardia with all reports and information needed to comply with reporting requirements to SynCardia and associated timing set forth as Exhibit J, as updated from time to time by SynCardia (“Distributor Reporting”).

9.	产品停产/产品过期

Discontinuance of Products/Expiration of Products

9.1	SynCardia 保留随时修改或停止销售或出租任何产品的权利，因此不承担任何责任，也不承担任何回购或修改 SynCardia 之前向经销商出售的产品的义务。SynCardia 应在任何产品停产前至少六十 (60) 天向经销商发出产品停产通知。

SynCardia reserves the right to modify or discontinue the sale or rental of any Products at any time without incurring any liability thereby or any obligation to repurchase or modify Products previously sold by SynCardia to Distributor. SynCardia shall give Distributor notice of discontinuance of Products not less than sixty (60) days prior to the discontinuation of any Product.

9.2	SynCardia 可能会将开具发票的产品轮换到更活跃的临床中心，以努力在它们过期之前使用它们。

SynCardia may rotate Invoiced Products to more active clinical centers in an effort to use them before they expire

9.2.1	已发布的发票产品应在三十 (30) 天内更换并提供给经销商，费用由 SynCardia 承担，除非经销商提前证明有紧急更换需求。

The released Invoiced Products shall be replaced and provided to Distributor at SynCardia expense within thirty (30) days unless Distributor demonstrates an emergency need for replacement earlier.

9.2.2	手术备件包不轮换，到期后需要由经销商付费更换。

Surgical Spares Kits are not rotated and need to be replaced at Distributor expense when expired.

9.2.3	SynCardia 还应提供更换动力传动系统、电池和其他过期产品，除非事先通知经销商不会更换此类产品。

SynCardia shall also provide replacement drivelines, batteries and other products that expire unless Distributor is notified in advance that such products will not be replaced.

10.	保密

Confidentiality

10.1	机密信息。 经销商承认并同意，在履行其在本协议项下的职责和义务的过程中， SynCardia 或 SynCardia 的代表将提供某些 SynCardia 机密或专有信息（“机密信息”）。

Confidential Information. Distributor acknowledges and agrees that, in the course of performing its duties and obligations under this Agreement, certain information that is confidential or proprietary to SynCardia (“Confidential Information”) will be furnished by SynCardia or SynCardia’s representatives.

10.1.1	经销商同意，SynCardia 或 SynCardia 的代表提供的任何机密信息将不会被其或其代表使用，除非与促销、营销、分销和销售或本协议项下的产品有关，并且， 除此处规定外，未经 SynCardia 事先书面同意，其或其代表不得披露。

Distributor agrees that any Confidential Information furnished by SynCardia or SynCardia’s representatives will not be used by it or its representatives except in connection with, and for the purposes of, the promotion, marketing, distribution and sale or Products under this Agreement and, except as provided herein, will not be disclosed by it or its representatives without the prior written consent of SynCardia.

10.1.2	在本协议期限内及其任何续签期间以及本协议终止或期满后的三 (3) 年内，经销商及其所有所有者、董事、代理人和员工应保护和保密 本协议的条款，包括所有参考文件，以及所有培训、营销计划、价目表和报价单、技术信息和细节以及 SynCardia 提供的其他信息。

During the term of this Agreement and any renewal thereof and for a period of three (3) years after the termination or expiration of this Agreement, Distributor and all of its owners, directors, agents and employees shall safeguard and treat as confidential the terms of this Agreement, including all referenced documents, and all training, marketing plans, price lists and quotations, technical information and particulars and other information supplied by SynCardia.

10.1.3	经销商不得向任何第三方或个人披露任何机密信息，除非其向合格医院提供培训和支持。

Distributor shall not disclose any Confidential Information to any third party or person except in its provision of training and support to Eligible Hospitals.

10.2	例外

Exceptions

经销商在第 10.1 条下的保密义务不适用于 SynCardia 或 SynCardia 的代表提供的任何机密信息：

The confidentiality obligations of Distributor under Section 10.1 do not extend to any Confidential Information furnished by SynCardia or SynCardia’s representatives that:

10.2.1	是或变得普遍为公众所知，而不是由于经销商或其代表的披露；

Is or becomes generally available to the public other than as a result of a disclosure by Distributor or its representatives;

10.2.2	在 SynCardia 或 SynCardia 的代表向其披露之前，以非机密方式提供给经销商或其代表； 和

Was available to Distributor or its representatives on a non-confidential basis prior to its disclosure thereto by SynCardia or SynCardia’s representatives; and

10.2.3	从 SynCardia 或 SynCardia 代表以外的来源以非机密方式提供给经销商或其代表； 但是，前提是此类来源不受与 SynCardia 或 SynCardia 代表签订的保密协议的约束。

Becomes available to Distributor or its representatives on a non-confidential basis from a source other than SynCardia or SynCardia’s representatives; provided, however, that such source is not bound by a confidentiality agreement with SynCardia or SynCardia’s representatives.

10.3	强制披露

Compelled Disclosure

10.3.1	如果经销商或其代表被要求或在法律上被迫（通过口头提问、质询、索取信息或文件传 票、民事调查要求或类似程序）披露 SynCardia 或 SynCardia 的代表提供的任何机密信息，或如果已向其提供此类机密信息，则经销商同意其或其代表（视情况而定）向 SynCardia 提供有关此类请求的及时书面通知，以便 SynCardia 可以寻求保护令或其他 适当的补救措施和/或放弃遵守本协议的规定。

In the event that Distributor or its representatives are requested or become legally compelled (by oral questions, interrogatories, requests for information or document subpoena, civil investigative demand or similar process) to disclose any Confidential Information furnished by SynCardia or SynCardia’s representatives or the fact that such Confidential Information has been made available to it, Distributor agrees that it or its representatives, as the case may be, will provide SynCardia with prompt written notice of such request(s) so that SynCardia may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement.

10.3.2	如果未获得此类保护令或其他补救措施，或者 SynCardia 放弃遵守本协议的规定，经销商同意其将仅提供法律要求的此类机密信息部分，并将行使其 尽最大努力获得可靠的保证，即对此类机密信息的那部分和其他被披露的信息进行保密处理。

In the event that such protective order or other remedy is not obtained, or that SynCardia waives compliance with the provisions of this Agreement, Distributor agrees that it will furnish only that portion of such Confidential Information that is legally required and will exercise its best efforts to obtain reliable assurance that confidential treatment will be accorded to that portion of such Confidential Information and other information being disclosed.

11.	期限和终止

Term and Termination

11.1	期限

Term

11.1.1	本协议的初始期限自生效日期开始，并在拿到进口注册证后五 (5) 年内持续有效， 目前进口注册证的工作正在进行中（参考文件：注册服务协议），除非根据本第 11 条的规定提前终止。

This Agreement shall have an initial term commencing upon the Effective Date and, continuing in effect for Five (5) Years after obtaining the import registration certificate. At present, the work of the import registration certificate is in progress (reference document: Regulatory Affairs Service Agreement), thereafter, unless terminated earlier under the provisions of this Section 11.

11.1.2	本协议可在五 (5) 年后以一年为增量通过双方书面协议续签。

The initial term of this Agreement shall be five (5) years. After the initial term, this Agreement will automatically renew in one year terms until one party gives notice to the other party of its intention to terminate this Agreement at least 30 days prior to the end of the then-applicable term.

11.2	由 SynCardia 终止

Termination by SynCardia

11.2.1	在任何时候，SynCardia 可自行决定因故终止本协议，但须提前六十（60）天书面通知分销商。

SynCardia may terminate this Agreement in its sole discretion for cause at any time upon sixty (60) days’ written notice to Distributor if Distributor:

11.2.1.1	在此初始期限内，未完成所有监管备案、所有全人工心脏产品批准以及将全人工心脏产品引入相关市场。

During this initial term, does not complete all Regulatory Filings, all TAH product approvals and introduction of TAH products into the relevant market(s).

11.2.1.2	未能在协议生效之日起两 (2) 年内提供监管备案和/或批准的证据。

Fails to provide evidence of regulatory filings and/or approvals within six (6) months from Effective Date of the Agreement.

11.2.1.3	未能在协议生效之日起两年内建立经验丰富的全人工心脏移植支持临床团队和医院培训计划。

Fails to establish an experienced clinical team for TAH implant support and a hospital training program within two years from Effective Date of the Agreement.

11.2.2	如果经销商被判定破产、为债权人的利益进行转让、指定接管人、提交或已经提交破产申请或启动重组程序，SynCardia 可以终止本协议。

This Agreement may be terminated by SynCardia if Distributor is adjudged bankrupt, makes an assignment for the benefit of creditors, has a receiver appointed, files or has filed against it a petition in bankruptcy or initiates reorganization proceedings.

11.2.3	SynCardia 可随时自行决定终止本协议，并在以下情况下提前十 (10) 天向经销商发出书面通知：

SynCardia may terminate this Agreement in its sole discretion for cause at any time upon ten (10) days’ written notice to Distributor upon:

11.2.3.1	SynCardia 认为向分销商的销售产生负面影响的死亡、丧失工作能力，或撤职、辞职、退出或取消由分销商雇用或签约的人员。

Death, incapacity, or the removal, resignation, withdrawal, or elimination of personnel employed or contracted by Distributor that SynCardia believes will impact negatively on SynCardia’s sales to Distributor.

11.2.3.2	任何试图转让或转让本协议或本协议项下的任何权利或义务，或通过法律或其他方式自愿或非自愿地出售、转让、放弃直接或间接所有权、控制权或积极管理中的任何权益 经销商，未经 SynCardia 事先书面批准。

Any attempted transfer or assignment of this Agreement or any right or obligation hereunder or any sale, transfer, relinquishment, voluntary or involuntary, by operation of law or otherwise, of any interest in the direct or indirect ownership, control or active management of Distributor, without prior written approval of SynCardia.

11.2.3.3	SynCardia 认为可能对分销商或 SynCardia 的所有权、经营、管理、业务或利益产生不利影响的任何纠纷、分歧或争议。

Any dispute, disagreement, or controversy between or among principals, partners, managers, officers or stockholders of Distributor which, in the opinion of SynCardia, may adversely affect the ownership, operation, management, business or interest of Distributor or SynCardia.

11.2.3.4	经销商为债权人的利益执行转让；SynCardia 认为可能对经销商或公司的所有权、经营、管理、业务或利益产生不利影响的经销商或经销商的任何主要官员或经理被定罪。

The execution by Distributor of an assignment for the benefit of creditors; the conviction of Distributor or any principal officer or manager of Distributor of any crimes which in the opinion of SynCardia may adversely in effect the ownership, operation, management, business or interest of Distributor or Company.

11.2.3.5	如果经销商是合资企业、合伙企业、战略联盟或类似关系（统称为“实体”），在发生以下任何情况时：(i) 任何成员、所有者、股东退出或停止参与 或实体的参与者，(ii) 任何试图将本协议转让或转让给实体的成员、所有者、股东或所有者，(iii) 实体的运营中止，(iv) 成员的任何变化 实体的所有权、股东或参与者，或 (v) 实体或其雇员、管理人员、董事、成员、所有者或代理人的任何行为，在 SynCardia 看来，可能对所有权、运营、管理、 经销商或 SynCardia 的业务或利益。

If Distributor is a joint venture, partnership, strategic alliance or similar relationship (collectively, “Entity”), in the event of any of the following: (i) the withdrawal or discontinuance of participation by any member, owner, stockholder or participant of the Entity, (ii) any attempted transfer or assignment of this Agreement whether to a member, owner, stockholder or owner of the Entity, (iii) the discontinuance of operations of the Entity, (iv) any change in the membership, ownership, stockholders or participants of the Entity, or (v) any action by the Entity or its employees, officers, directors, members, owners or agents that, in the opinion of SynCardia, may adversely affect the ownership, operation, management, business or interest of Distributor or SynCardia.

11.3	因未付款而终止

Termination for Failure to Pay

11.3.1	如果经销商未能根据本协议的条款和条件向 SynCardia 付款，SynCardia 有权终止本协议，除非在书面通知后三十 (30) 天内全额付款。

In the event Distributor fails to pay SynCardia under the terms and conditions of this Agreement, SynCardia shall have the right to terminate this Agreement unless paid in full within thirty (30) days of written notice.

11.4	任何一方终止

Termination by Either Party

11.4.1	本协议可由任何一方随时终止，或如果另一方未能履行本协议的任何重要条款，且此类违约在书面通知后持续三十 (30) 天 . 为避免疑义，如果在三十 (30) 天内纠正了违约行为，则协议不会终止。

This Agreement may be terminated at any time by either Party for cause or if the other Party defaults in the performance of any material provision of this Agreement and such default continues for a period of thirty (30) days after notice in writing thereof. For avoidance of doubt, if a breach is cured within such thirty (30) day period, then the Agreement will not be terminated.

11.5	双方协议终止。 双方可经双方书面同意终止本协议。

Termination by Mutual Agreement. The Parties may terminate this Agreement upon their mutual written agreement.

11.6	变更控制终止

Change in Control Termination

11.6.1	如果SynCardia 的控制权（“CIC”）发生变化，SynCardia 有权根据以下条款终止与经销商的本协议：

In the event of a Change in Control (“CIC”) of SynCardia, SynCardia shall have the right to terminate this Agreement with Distributor, in accordance with the following terms:

11.6.1.1	SynCardia 应向分销商提供终止本协议的书面通知（"CIC 通知"），自通知之日起九十 （90）天内生效（"通知期"）。

SynCardia shall provide Distributor with a written notice of termination of this Agreement (the “CIC Notice”), to become effective ninety (90) days from the date of the notice (the “Notice Period”).

11.6.1.2	根据 CIC 通知终止生效后，SynCardia 将接受退回任何未使用的产品，在其原始包装中至少剩余一年的保质期，以经销商为此类产品支付的原始价格计入信用额度; 然而，前提是 SynCardia 提供此类信用的义务取决于经销商完成此类补偿或补偿的以下所有先决条件：

Upon effectiveness of termination pursuant to the CIC Notice, SynCardia will accept the return of any unused Products, in its original packaging with at least a one year shelf- life remaining, for credit at the original price paid by Distributor for such Products; provided, however, SynCardia’s obligation to provide such credit is subject to Distributor’s completion of all of the following preconditions to such reimbursement or compensation:

(a)	完成本协议要求的任务；

(b)	完成将分销商控制的所有驱动程序、驱动程序系统组件、委托产品和培训材料返还给 SynCardia。

(c)	传输经销商在履行其职责时收集的所有数据和记录，以向 SynCardia 提供报告； 和

(d)	通知经销商服务的所有医院按照 SynCardia 的指示进行未来付款，并按照 SynCardia 的指示归还所有司机和寄售产品。

a)	Complete the assignments required by this Agreement;

b)	Complete the return to SynCardia of all Drivers, Driver System Components, Consigned Products and training materials under Distributor’s control;

c)	Transfer all data and records gathered by Distributor in the discharge of its duties to provide reporting to SynCardia; and

d)	Notify all Hospitals served by Distributor to make future payments as directed by SynCardia and to return all Drivers and Consigned Products as directed by SynCardia.

11.6.1.3	分销商承认，CIC 通知和接受退回任何未使用的产品是 SynCardia 在与 CIC 有关的终止方面的唯一义务。

Distributor acknowledges that the CIC Notice and acceptance of the return of any unused Products are SynCardia’s sole obligations with respect to a termination by SynCardia in connection with a CIC.

11.6.1.4	经销商同意遵守领土内每个国家/地区的所有法律要求，以使根据本协议向 SynCardia进行的任何销售均有效且具有约束力。

Distributor agrees to comply with all legal requirements in each country throughout the Territory necessary to make any sale to SynCardia hereunder valid and binding.

11.7	终止的影响

Effect of Termination

11.7.1.1	除下文规定外，本协议终止后，经销商应停止产品的分销和销售。

Except as hereinafter provided, upon termination of this Agreement, Distributor shall cease the distribution and sale of Products.

11.7.1.2	经销商应在终止后 15 天内将所有非经销商购买但在经销商控制下的产品退还给 SynCardia，并由 SynCardia 支付运费和任何关税和进口费用。

Distributor shall return to SynCardia all Products not purchased by Distributor but in the control of Distributor within 15 days of termination with freight and any duties and Import Costs to be paid by SynCardia.

11.7.1.3	经销商应对其在本协议期限内或之后发生或承担的所有承诺承担全部责任，SynCardia因此不以任何方式承担责任，无论 SynCardia 或任何人对此提出任何建议或建议 其雇员或代 表，除非 SynCardia 以书面形式明确同意承担责任。

Distributor shall be solely responsible for all commitments incurred or assumed by it during the term of this Agreement or thereafter, and SynCardia shall not be held responsible in any manner therefore, irrespective of any suggestion or recommendation with respect thereto by SynCardia or any of its employees or representatives unless SynCardia has expressly agreed In writing to assume the responsibility.

11.7.1.4	购买选项。 在本协议终止或期满后，SynCardia 有权（但没有义务）从经销商处购买任何和所有未使用的产品，其原始包装至少剩余一 (1) 年的保质期，该经销商 拥有并拥有库存。 以经销商为此类产品支付的原始价格加上运费和关税作为信用额度； 然而，前提是 SynCardia提供此类信用的义务取决于经销商完成此类补偿或补偿的以下所有先决条件：

Purchase Option. Upon the termination or expiration of this Agreement, SynCardia shall have the right, but not the obligation, to purchase from Distributor, any and all unused Products, in its original packaging with at least one (1) year shelf-life remaining, that Distributor owns and has in inventory. for credit at the original price paid by Distributor for such Products, plus freight and duty thereon; provided, however, SynCardia’s obligation to provide such credit is subject to Distributor’s completion of all of the following preconditions to such reimbursement or compensation:

(a)	完成本协议要求的任务；

(b)	完成经销商控制下的所有驱动员、驱动员系统组件、产品、寄售产品和培训材料向 SynCardia 返还；

(c)	传输经销商在履行其职责时收集的所有数据和记录，以向 SynCardia 提供报告； 和

(d)	通知经销商服务的所有医院按照 SynCardia 的指示进行未来付款，并按照 SynCardia 的指示归还所有司机和寄售产品。

a)	Complete the assignments required by this Agreement;

b)	Complete the return to SynCardia of all Drivers, Driver System Components, Products, Consigned Products and training materials under Distributor’s control;

c)	Transfer all data and records gathered by Distributor in the discharge of its duties to provide reporting to SynCardia; and

d)	Notify all Hospitals served by Distributor to make future payments as directed by SynCardia and to return all Drivers and Consigned Products as directed by SynCardia.

11.7.1.5	经销商出售剩余产品的选择权。如果 SynCardia 根据第 11.6 条终止本协议，并且分销商在终止时仍有未使用的产品，分销商拥有并在库存中，并且 SynCardia 未根据第 11.7.1.4 条选择购买，则分销商可以继续销售分销商拥有的产品 在库存中存放的时间等于此类产品的剩余保质期； 但是，尽管本协议已终止，但本协议应继续管辖双方与此类产品的分销和销售有关的权利和义务，并且分销商对此类产品的所有销售均应遵守以下要求和义务 这项协议。在此类产品的保质期到期时，如果在到期时未使用，经销商应将过期产品、驱动程序、驱动程序系统和驱动程序系统组件的所有库存退还给 SynCardia。

Option for Distributor to Sell Remaining Product. If SynCardia terminated this Agreement pursuant to Section 11.6 and Distributor has remaining unused Products that Distributor owns and has in inventory at time of termination and that SynCardia did not elect to purchase pursuant to Section 11.7.1.4, Distributor may continue to sell Products that Distributor has in inventory for a period of time equal to the remaining shelf-life of such Products; provided, however, despite the termination of this Agreement, this Agreement shall continue to govern the rights and obligations of the Parties in connection with the distribution and sale of such Products and all sales by Distributor of such Products shall comply to the requirements and obligations under this Agreement. At the expiry of such shelf-life of such Products if unused at such time of expiry, Distributor shall return all inventories of expired Products, Drivers, Driver Systems and Driver System Components to SynCardia.

12.	赔偿 Indemnification

12.1	SynCardia 的赔偿。 经销商应赔偿 SynCardia 因以下原因而遭受或招致的任何和所有责任、损失、损害、索赔、成本和费用、利息、裁决、判决和罚款（包括但不限于合理的律师 费），并使 SynCardia 免受损害 由于 (i) 经销商的故意行为或 (ii) 经销商因疏忽而导致的任何其他违反本协议的行为，导致经销商违反本协议的任何条款。

Indemnification of SynCardia. Distributor shall indemnify and hold harmless SynCardia for the amount of any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable attorneys’ fees) suffered or incurred by SynCardia as a result of the breach by Distributor of any provision of this Agreement which has occurred as a result of (i) willful conduct by Distributor or (ii) any other breach of this Agreement by Distributor which arises out of Distributor’s negligence.

12.1.1	经销商的赔偿。 SynCardia 应赔偿经销商并使经销商免受因以下原因而遭受或招致的任何和所有责任、损失、损害、索赔、成本和费用、利息、裁决、判决和罚款（包括但不限于合理的律师费）的金额由于 SynCardia 违反本协议的任何规定，这是由于 (i) SynCardia 的任何故意行为或 (ii) 由于 SynCardia 的重大过失引起的 SynCardia 的任何其他违反本协议的行为

Indemnification of Distributor. SynCardia shall indemnify and hold harmless Distributor for the amount of any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable attorneys’ fees) suffered or incurred by Distributor as a result of the breach by SynCardia of any provision of this Agreement which has occurred as a result of (i) any willful conduct by SynCardia or (ii) any other breach of this Agreement by SynCardia which arises out of SynCardia’s gross negligence

12.1.2	如果一方（“被赔偿方”）应收到任何第三方的任何索赔的通知，该索赔受本第 12 条规定的另一方（“赔偿方”）的赔偿（“第三方” 索赔”），受赔偿方应在受赔偿方收到此类通知后十 (10) 天内向赔偿方发出此类第三方索赔的书面通知。 此后，赔偿方可在通知受偿方后，通过其选择的律师承担和控制此类第三方索赔的辩护，费用由赔偿方承担。 受赔偿方应合作，并应尽其商业上合理的努力促使其高级职员、董事、雇员和代理人在这种辩护中与赔偿方合作，并向赔偿方提供所有证人、相关证据，费用由赔偿方承担 受保护方拥有（或受保护方的官员、董事、雇员和代理人拥有）或受保护方控制（或受保护方的官员、董事、雇员和代理人控制）的记录、材料和信息 根据赔偿方的合理要求。 未经赔偿方事先书面同意，受赔偿方不得解决此类第三方索赔。 尽管有上述规定，受保护方保留聘请自己选择的律师的权利，费用由受保护方承担，以针对第三方索赔为受保护方辩护。

If a Party (the “Indemnified Party”) shall receive notice of any claims of any third party which are subject to the indemnification by the other Party (the “Indemnifying Party”) provided for in this Section 12 (“Third Party Claims”), the Indemnified Party shall give the Indemnifying Party written notice of such Third Party Claim within ten (10) days of the receipt by the Indemnified Party of such notice. The Indemnifying Party may thereafter, upon notice to the Indemnified Party, assume and control the defense of such Third Party Claim at the Indemnifying Party’s expense and through counsel of its choice. The Indemnified Party shall cooperate, and shall use its commercially reasonable efforts to cause its officers, directors, employees and agents to cooperate, with the Indemnifying Party in such defense and make available to the Indemnifying Party at the Indemnifying Party’s expense, all witnesses, pertinent records, materials and information in the Indemnified Party’s possession (or in the possession of the Indemnified Party’s officers, directors, employees and agents) or under the Indemnified Party’s control (or under the control of the Indemnified Party’s officers, directors, employees and agents) as is reasonably required by the Indemnifying Party. No such Third Party Claim may be settled by the Indemnified Party without the prior written consent of the Indemnifying Party. Notwithstanding the foregoing, the Indemnified Party retains the right to retain counsel of its own choosing, at the Indemnified Party’s expense, to defend the Indemnified Party against Third Party Claims.

12.1.3	除本协议第 10 条（保密）和第 12 条（赔偿）外，在任何情况下，任何一方对与本协议相关的直接损害的累计责任均不得超过经销商根据本协议已支付或应支付给 SynCardia 的金额协议。 除第 10 条（保密）外，在任何情况下，任何一方均不对与本协议相关的任何间接、特殊、后果性或惩罚性损害承担责任，即使该方已被告知发生此类损害的可能性。

EXCEPT WITH RESPECT TO SECTION 10 (CONFIDENTIALITY) AND SECTION 12 (INDEMNIFICATION) OF THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY’S AGGREGATE LIABILITY FOR DIRECT DAMAGES RELATING TO THIS AGREEMENT EXCEED THE AMOUNTS PAID OR PAYABLE TO SYNCARDIA BY DISTRIBUTOR PURSUANT TO THIS AGREEMENT. EXCEPT WITH RESPECT TO SECTION 10 (CONFIDENTIALITY), IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES RELATING TO THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

13.	杂项规定

Miscellaneous Provisions

13.1.1	通知

Notices

本协议要求或预期的任何通知、请求或其他文件均应以书面形式，通过国际隔夜快递或国际航空邮件亲自交付，按以下规定的地址或可能的其他地址送达双方 不时由更改地址的缔约方发送的书面通知代替，并应在收到通知的缔约方后生效。

Notices. Any notice, request or other document required or contemplated by this Agreement shall be in writing, delivered in person, by international overnight courier or by international air mail, addressed to the Parties at their addresses hereinafter set forth, or at such other address as may from time to time be substituted therefor by notice in writing sent by the Party changing its address and shall be effective upon receipt of the Party to which it is addressed.

给 SynCardia 的通知：

Notices to SynCardia:

SynCardia 有限责任公司

SynCardia Systems, LLC

收件人：总裁兼首席执行官

Attn: CEO

1992 East Silverlake Road

Tucson, AZ, 85713, U.S.A.

给经销商的通知：

fang@syncardia.com [收件人：__________

13.2	适用法律； 争议解决。 本协议受美国特拉华州法律管辖并据其解释（不考虑法律冲突原则）。 双方应尽最大努力以友好方式解决因本协议引起或与本协议有关的任何争议。 双方同 意，因本协议引起或与本协议有关的任何争议、争议或索赔应通过当时有效的国际商会调解和仲裁规则（“仲裁规则”）管理的具有约束力的仲裁解决（作为 由本第 13.2 节修改），仲裁裁决的裁判可在中国国际商会仲裁院（China International Economic and Trade Arbitration Commission 英文缩写 CIETAC）进行。双方同意 (i) 一名合理了解医疗器械行业的仲裁员，根据此类规则任命，将根据此类规则做出决定，(ii) 仲裁地点应为中国北京 (iii) 仲裁语言应为中 文，(iv) 任何仲裁费用，包括胜诉方的合理律师费，应由视为 如果仲裁得出共同过错的结论，则双方均有过错或按比例计算，并且 (v) 仲裁裁决应以书面形式作出，并说明裁决的理由。 在每种情况下，双方和仲裁员应尽一切努力在仲裁员任命后三十 (30) 天内完成此类仲裁。 本协议项下的所有仲裁程序均应保密，仲裁员应发布适当的保护令以保护机密信息。 尽管有上述规定，对于与本协议第 10 条（保密性）相关的任何争端或争端，任何一方都没有义务遵循本条所述的争 端解决程序，对于这些争端或争论，法院的临时衡平法救济是必要的，以防止严重和 对一方造成无法弥补的伤害。 如果 SynCardia 终止与经销商的本协议，并且双方根据本协议的本节进行争议解决，在争议解决过程中，SynCardia 有权但没有义务指定一名临时经销商提供 向区域内符合条件的医院提供产品，以确保为医院和患者提供不间断的供应。 如果 SynCardia 确实任命了临时经销商，则仲裁员将收到通知，并在决定仲裁裁决时可能会考虑到这一点。

Applicable Law; Dispute Resolution. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, U.S.A. (without regard to conflict of laws doctrines). The Parties shall exercise their best efforts to settle between themselves in an amicable way any dispute which may arise out of or in connection with this Agreement. The Parties agree that any dispute, controversy or claim arising out of or relating to the Agreement shall be settled by binding arbitration administered by the Rules of Conciliation and Arbitration of the International Chamber of Commerce then in effect (the “Arbitration Rules”) (as modified by this Section 13.2), and judgment on the award resulting from the arbitration may be entered in China International Economic and Trade Arbitration Commission. The Parties agree that (i) a single arbitrator reasonably knowledgeable about the medical device industry, appointed in accordance with such rules, will make his or her determination in accordance with such rules, (ii) the place of arbitration shall be Beijing China(unless other site is agreed by the Parties), (iii) the language of arbitration shall be Chinese, (iv) the expenses of any arbitration, including the reasonable attorney fees of the prevailing Party, shall be borne by the Party deemed to be at fault or on a pro-rata basis should the arbitration conclude in a finding of mutual fault and (v) the arbitral award shall be rendered in writing and shall state the reasons for the award. In each case, the Parties and arbitrator shall use all diligent efforts to complete such arbitration within thirty (30) days of appointment of the arbitrator. All arbitration proceedings hereunder shall be confidential and the arbitrator shall issue appropriate protective orders to safeguard Confidential Information. Notwithstanding the foregoing, neither Party shall be bound to follow the dispute resolution process described in this Section with respect to any dispute or controversy relating to Section 10 (Confidentiality) of this Agreement for which interim equitable relief from a court is necessary to prevent serious and irreparable injury to a Party. If SynCardia terminates this Agreement with Distributor, and the Parties are in dispute resolution under this Section of the Agreement, during the time period of the dispute resolution process, SynCardia shall have the right, but not the obligation, to appoint a temporary Distributor to provide Product to Eligible Hospitals within the Territory to ensure an uninterrupted supply for hospitals and patients. If SynCardia does appoint a temporary Distributor, then the arbitrator will be notified and may take this into consideration when deciding on an arbitral award.

13.3	完整协议。 本协议，包括双方签署的任何书面修正案或附录，证明双方的完整协议，并取代和取消双方之前就本协议标的物进行的所有书面、口头或暗示的讨论、协议和谅解。

Entire Agreement. This Agreement, including any written amendments or addenda signed by the Parties, evidences the entire agreement of the Parties and supersedes and cancels all prior discussions, agreements and understandings with respect to the subject matter hereof between the Parties, written, oral or implied.

13.4	分配。 未经另一方书面同意，任何一方不得转让本协议； 但是，前提是 SynCardia 可以将本协议 (i) 转让给其任何附属公司，或 (ii) 在合并、重组、资本重组或出售全部或几乎所有 SynCardia 股票或资产的情况下。 本协议对协议双方及其各自的继承人和获准受让人具有约束力并符合其利益。

Assignment. This Agreement may not be assigned by either Party except with the other Party’s written consent; provided, however, that SynCardia may assign this Agreement (i) to any of its Affiliates, or (ii) in the event of a merger, reorganization, recapitalization or sale of all or substantially all of SynCardia’s stock or assets. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assignees.

13.5	非弃权； 修正案; 解释。 任何一方未能执行或利用此处的任何规定，不应构成放弃随后执行或利用该规定的权利。 除非双方签署书面协议，否则不得以任何方式更改、修改或放弃本协议或其任何条款或规定。 章节和段落的标题是为方便起见而插入的，不应影响对本协议的任何解释。 双方在此同意，本协议是由不相关的各方协商达成的，这些各方在本协议所载事项方面经验丰富、知识渊博，并且为自身利益行事。 此外，每一方都有法律顾问代表或有机会聘请这样的律师。 本协议的条款应以合理的方式解释以实现双方的目的，并且本协议不得被解释或解释为不利于本协议的任何一方，因为该方或该方的任何律师或代表起草了本协议或 参与了本协议的起草工作。 这种分配反映在本协议的经济条款中，是双方谈判基础的基本要素。

Non-Waiver; Amendment; Interpretation. Failure by either Party to enforce or take advantage of any provision here of shall not constitute a waiver of the right subsequently to enforce or take advantage of such provision. This Agreement or any of the terms or provisions thereof may not be changed or amended or waived, in any way whatsoever, except by written agreement executed by the Parties. The headings of sections and paragraphs are inserted for convenience and shall not affect any interpretation of this Agreement. The Parties hereto agree that this Agreement has been negotiated between unrelated parties that are sophisticated and knowledgeable in the matters contained in this Agreement and that have acted in their own self-interest. In addition, each Party has been represented by legal counsel or had the opportunity to retain such counsel. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the purposes of the Parties, and this Agreement shall not be interpreted or construed against any Party to this Agreement because that Party or any attorney or representative for that Party drafted this Agreement or participated in the drafting of this Agreement. This allocation is reflected in the economic terms of this Agreement and is an essential element of the basis of the bargain between the Parties.

13.6	不可抗力。 如果任何一方由于天灾、罢工、停工或其他工业骚乱、战争、封锁、禁运、 叛乱、暴乱、政府的行为或命令、爆炸、火灾、洪水、海难或任何其他不在要求免除本协议任何要求的一方控制范围内的原因，并且通过尽职调查 上述一方无法阻止或克服，未能做到这一点的一方应在任何此类原因发生后尽快向另一方发出书面通知并说明此类原因的全部详情，此后此类义务应在 此类障碍的持续存在，但是，应以一切可能的方式予以补救，并且本协议的义务、条款和条件应延长该等障碍可能需要的期限 弥补由此造成的任何停赛的后果。 如果此类阻碍持续三 (3) 个连续月或更长时间，任何一方可通过书面通知另一方终止本协议。

Force Majeure. If either Party is unable to carry out its obligation under this Agreement, either wholly or in part, for a period of ten consecutive days as a result of acts of God, strikes, lockouts, or other industrial disturbances, wars, blockades, embargoes, insurrections, riots, acts or orders of government, explosions, fires, floods, perils of the sea, or any other cause not within the control of the Party claiming relief from any of the requirements of this Agreement, and which by exercise of due diligence said Party is unable to prevent or overcome, the Party so failing shall give written notice and full particulars of such cause or causes to the other Party as soon as possible after the occurrence of any such cause, and thereupon such obligations shall be suspended during the continuance of such hindrance, which, however, shall be remedied with all possible dispatch, and the obligations, terms and conditions of this Agreement shall be extended for such period as may be necessary for the purpose of making good any suspension so caused. If such hindrance shall last for three (3) consecutive months or more, either Party, by notice in writing to the other, may terminate this Agreement.

13.7	费用和开支。 除本协议另有明确规定外，各方应承担与履行本协议项下义务相关的所有成本和费用。

Fees and Expenses. Except as otherwise expressly provided in this Agreement, each Party shall bear all costs and expenses associated with the performance of such Party’s obligations under this Agreement.

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签名页至

独家经销商协议

SIGNATURE PAGE TO

EXCLUSIVE DISTRIBUTOR AGREEMENT

兹证明，本协议已于生效日期执行。

IN WITNESS WHEREOF, this Agreement has been executed as of the Effective Date.

SynCardia

SynCardia:

SYNCARDIA SYSTEMS, LLC

By:	/s/ Richard Fang
Name:	Richard Fang
Title:	Chief Executive Officer

分销商：

Distributor:

新心医疗器械（北京）有限公司

By:	/s/ Jinhu Zhu
Name:	Jinhu Zhu
Title:	Chief Executive Officer

附件 A 定义

EXHIBIT A – DEFINITIONS

1.	“附属公司”是指，就 SynCardia 或分销商而言，控制、受控于 SynCardia 或分销商或受其共同控制的任何公司、公司、合伙企业、合资企业和/或公司，视情况而定。 如附属公司的定义中所用，“控制”是指 (a) 在公司实体的情况下，直接或间接拥有超过百分之五十 (50%) 的股票或有权投票选举董事的股份 （或外国公司在特定司法管辖区允许拥有的最大比例的较小百分比），以及 非公司实体的管理和政策或选举此类非公司实体管理机构成员的百分之五十 (50%) 以上的权力。

“ Affiliate”means, with respect to either SynCardia or Distributor, any corporation, company, partnership, joint venture and/or firm which controls, is controlled by or is under common control with SynCardia or Distributor, as the case may be. As used in the definition of Affiliate, “control” means (a) in the case of corporate entities, direct or indirect ownership of more than fifty percent (50%) of the stock or shares having the right to vote for the election of directors (or such lesser percentage that is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction), and (b) in the case of non- corporate entities, the direct or indirect power to manage, direct or cause the direction of the management and policies of the non-corporate entity or the power to elect more than fifty percent (50%) of the members of the governing body of such non-corporate entity.

2.	“协议”具有本协议序言中规定的含义。

“Agreement” has the meaning set forth in the preamble of this Agreement.

3.	“反贿赂政策”具有本协议第 4.10 节中规定的含义。

“Anti-Bribery Policies” has the meaning set forth in Section 4.10 of this Agreement.

4.	“适用法律”具有本协议第 1.3 条规定的含义。

“Applicable Laws” has the meaning set forth in Section 1.3 of this agreement.

5.	“仲裁规则”具有本协议第 13.2 条规定的含义。

“Arbitration Rules” has the meaning set forth in Section 13.2 of this Agreement.

6.	“加拿大许可”具有本协议第 8.1 节中规定的含义。

“Canadian Licenses” has the meaning set forth in Section 8.1 of this Agreement.

7.	“目录”具有本协议第 1.4.3 条规定的含义。

“Catalog” has the meaning set forth in Section 1.4.3 of this Agreement.

8.	“CIC”具有本协议第 11.6.1.1 条规定的含义。

“CIC” has the meaning set forth in Section 11.6.1.1 of this Agreement.

9.	“CIC 通知”具有本协议第 11.6.1.1 条规定的含义。

“CIC Notice” has the meaning set forth in Section 11.6.1.1 of this Agreement.

10.	“机密信息”具有本协议第 10.1 条规定的含义。

“Confidential Information” has the meaning set forth in Section 10.1 of this Agreement.

11.	“委托产品”具有本协议第 2.1.1 条规定的含义。

“Consigned Product” has the meaning set forth in Section 2.1.1 of this Agreement.

12.	“经销商”具有本协议序言中规定的含义。 为避免疑义，分销商是供应链中的自然人或法人或实体，他们代表分销商自己提高最终用户对医疗设备的可用性。

“Distributor” has the meaning set forth in the preamble of this Agreement. For avoidance of doubt, the Distributor is natural or legal person or entity in the supply chain who, on Distributor’s own behalf, furthers the availability of a medical device to the end user.

13.	“经销商证书”是指根据本协议第 1.4.4 条证明经销商是 SynCardia 产品在区域内的独家经销商的文件。

“Distributor Certificate” means a document which certifies the Distributor as the Exclusive Distributor of SynCardia products in the Territory pursuant to Section 1.4.4 of this Agreement.

14.	“经销商报告”具有本协议第 8.18 条规定的含义。

“Distributor Reporting” has the meaning set forth in Section 8.18 of this Agreement.

15.	“驱动器”是指 SynCardia 制造的以下气动驱动器：(i) Companion 2 Hospital Driver 从植入到患者在医院康复期间为 SynCardia 临时 TAH-T 提供气动动力，以及 (ii) 一旦患者临床稳 定， 他或她可以切换到更小、更轻的 Freedom® 便携式驱动器来提供这种气动动力。

“Drivers” means the following pneumatic drivers manufactured by SynCardia and any similar products developed by SynCardia in the future: (i) Companion 2 Hospital Driver provides pneumatic power to the SynCardia temporary TAH-T from implant through patient recovery in the hospital and (ii) once the patient is clinically stable, he or she can be switched to the smaller, lighter Freedom® Portable Driver to provide such pneumatic power.

16.	“生效日期”具有本协议序言中规定的含义。

“Effective Date” has the meaning set forth in the preamble of this Agreement.

17.	“符合条件的医院”是指在心脏移植手术和 MCS 设备方面都有经验的医院，或者在 MCS设备方面有经验并正式安排将符合移植条件的患者送往经验丰富的移植中心的医院。

“Eligible Hospital” means a hospital that has experience with both heart transplant procedures and MCS Devices or experience with MCS Devices and a formal arrangement to send transplant-eligible patients to an experienced transplant center.

18.	“实体”具有本协议第 11.2.2.5 条规定的含义。

“Entity” has the meaning set forth in Section 11.2.2.5 of this Agreement.

19.	“加急采购订单”具有本协议第 2.2.2 条规定的含义。

“Expedited Purchase Order” has the meaning set forth in Section 2.2.2 of this Agreement.

20.	“FOB”具有本协议第 2.1.6 条规定的含义。

“FOB” has the meaning set forth in Section 2.1.6 of this Agreement.

21.	“FDA”是指美国食品和药物管理局，以及具有基本相同职能的任何后续机构。

“FDA” means the United States Food and Drug Administration, and any successor agency having substantially the same functions.

22.	“政府批准”具有本协议第 4.7 节中规定的含义。

“Government Approvals” has the meaning set forth in Section 4.7 of this Agreement.

23.	“植入准备就绪”是指区域内符合条件的医院，该医院已完成启动认证的第二阶段或正在接受紧急 I-III 阶段培训，并拥有 SynCardia TAH-t 套件和所有适当的批准驱动程序和附件。

“Implant Ready” means an Eligible Hospital in the Territory that has completed Phase II of the start-up certification or is undergoing an emergency Phase I-III training and has the SynCardia TAH-t Kits and all appropriate approved Drivers and Accessories.

24.	“受偿方”具有本协议第 12.1.2 条规定的含义。

“Indemnified Party” has the meaning set forth in Section 12.1.2 of this Agreement.

25.	“赔偿方”具有本协议第 12.1.2 条规定的含义。

“Indemnifying Party” has the meaning set forth in Section 12.1.2 of this Agreement.

26.	“初始订单”是指新医院所需的产品以及随后为合适的患者订购自由出院套件和更换 TAH套件的财务安排。

“Initial Order” means the products required for a new hospital and the financial arrangement for later orders of Freedom Discharge Kits for appropriate patients and replacement TAH Kits.

27.	“发票产品”具有本协议第 2.1.1 节中规定的含义。

later orders of Freedom Discharge Kits for appropriate patients and replacement TAH Kits.

“Invoiced Product” has the meaning set forth in Section 2.1.1 of this Agreement.

28.	“加入者”具有本协议第 1.5 节中规定的含义。

“Joinder” has the meaning set forth in Section 1.5 of this Agreement.

29.	“MCS 设备”是指机械循环支持设备。

“MCS Devices” means mechanical circulatory support devices.

30.	“通知期”具有本协议第 11.6.1.1 条规定的含义。

“Notice Period” has the meaning set forth in Section 11.6.1.1 of this Agreement.

31.	“官方文件”具有本协议第 5.1 条规定的含义。

“Official Documents” has the meaning set forth in Section 5.1 of this Agreement.

32.	“官员”具有本协议第 4.9 条规定的含义。

“Officials” has the meaning set forth in Section 4.9 of this Agreement.

33.	“一方”是指 SynCardia 和经销商（统称为“双方”）。

“Party” means each of SynCardia and Distributor (and collectively, the “Parties”).

34.	“付款”具有本协议第 4.9 条规定的含义。

“Payment” has the meaning set forth in Section 4.9 of this Agreement.

35.	“永久”是指永久； 永恒的。 旨在在最后一个 SynCardia 医疗设备制造日期后至少十五 (15) 年内保持不变。

35.	“Permanently” means perpetual; everlasting. Intended to exist without change for a minimum of fifteen (15) years after the date of manufacture of the last SynCardia medical device.

36.	“监考”具有本协议第 6.2.1 节中规定的含义。

“Proctoring” has the meaning set forth in Section 6.2.1 of this Agreement.

37.	“产品”将包括目录（附件 E）中的 SynCardia 产品，这些产品可根据本协议不时出售给经销商（不包括驱动器）。

“Products” would include the SynCardia products in the Catalog (Exhibit E) that are available from time to time for sale by to Distributor under this Agreement (excluding Drivers), and any products similar to those in the Catalog developed by SynCardia in the future.

38.	“采购订单”具有本协议第 2.2.1 条规定的含义。

“Purchase Order” has the meaning set forth in Section 2.2.1 of this Agreement.

39.	“监管批准”具有本协议第 1.4.2 条规定的含义。

“Regulatory Approvals” has the meaning set forth in Section 1.4.2 of this Agreement.

40.	“所需联系信息”具有本协议第 1.4.7 节中规定的含义。

“Required Contact Information” has the meaning set forth in Section 1.4.7 of this Agreement.

41.	“海运集装箱”具有本协议第 2.5.3 条规定的含义。

“Shipping Containers” has the meaning set forth in Section 2.5.3 of this Agreement.

42.	“次级经销商”具有本协议第 1.5 节中规定的含义。

“Sub-Distributor” has the meaning set forth in Section 1.5 of this Agreement.

43.	“SynCardia”具有本协议序言中规定的含义。

“SynCardia” has the meaning set forth in the preamble of this Agreement.

44.	“TAH 设备”具有本协议第 8.1 节中规定的含义。

“TAH Devices” has the meaning set forth in Section 8.1 of this Agreement.

45.	“TAH-t”具有本协议序言中规定的含义。

“TAH-t” has the meaning set forth in the preamble of this Agreement.

46.	“TAH-t 系统”具有本协议序言中规定的含义。

“TAH-t System” has the meaning set forth in the preamble of this Agreement.

47.	“领土”是指本协议附件 B 中描述的国家或地理区域。

“Territory” means the country or geographical area described in Exhibit B to this Agreement.

48.	“第三方索赔”具有本协议第 12.1.2 条规定的含义。

“Third Party Claims” has the meaning set forth in Section 12.1.2 of this Agreement.

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附件 B – 销售区域

EXHIBIT B – TERRITORY

大中华区域，包括中国大陆、香港澳门和台湾地区

in Greater China, including Chinese Mainland, Hong Kong, Macao and Taiwan

与分销商一起更新

附件 C – 报价单

EXHIBIT C – QUOTATION

Part Number	Name/Product Description	Order Price (USD)	Sample Price (USD)
500101	TAH-t Kit 70cc
570500-001	TAH-t Kit 50cc
500177	Spares Kit for TAH-t 70cc
550177-001	Spares Kit for TAH-t 50cc
DDR001	Freedom Driver Monthly Rental
CER001	4-Phase Certification
395102-001	New Center Start-up Kit Package
CER001	Re-Certification Fee
FEE001	Proctor Fees
C400700-001	Training Center w/ Patient Simulator Mock Tank
397600-001	Companion 2 Handpump
295513-001	Freedom Permanent Center Tool Kit
395103-001	Freedom Battery Charger Kit for Hospital Use
Custom order	Patient Simulator Mock Tank Upgrade
397002-001	Companion 2 Driver *
397003-001	Companion Cart Hospital *
397001-001	Companion Caddy *
197053-001	Companion 2 Locking Power Cord *
293001-001	Companion Battery *
193002-001	Companion Drivelines *
197306-001	Companion Filters *
397600-001	Companion 2 Handpump *
595510-001	Freedom Standby Driver *
295025-001	Freedom Onboard Battery *
295054-001	Freedom Battery Charger *
295600-001	Freedom AC Power supply w/Cord - Home *

295400-001	Freedom AC Power supply w/Cord - Hospital *
295053-001	Freedom Car Charger *
195129-001	Freedom Bag - Accessory *
295502-001	Freedom Bag - Backpack *
295501-001	Freedom Bag - Shoulder *
295595-001	Freedom Filters *
395101-001	Freedom Tool Kit - Patient/Clinician Tool Kit *
D400101-001	Demo TAH-t *
600260-001	Device Retrieval Kit

Notes: The price of the above products is determined according to the mode of cost plus a certain proportion of profit.以上产品价格按成本加一定比例利润的模式制定.

附件 D – 监管批准

EXHIBIT D – REGULATORY APPROVALS

本协议附有以下监管批准文件的副本（PDF 数据包），SynCardia 将根据需要在本协议的整个期限内对其进行更新。

Copies of the following regulatory approval documents accompany this agreement (in PDF packet) and will be updated by SynCardia throughout the term of this Agreement as needed.

1.	PMA 批准产品给外国政府的证明

Certificate to Foreign Government for the PMA approved products

2.	50cc TAH-t 的出口证明书（未经 PMA 批准）

Certificate of Exportability for the 50cc TAH-t (not PMA approved)

3.	以下设备的符合性声明

Declaration of Conformity for the following Devices

a.	50cc 和 70cc TAH-t

50cc and 70cc TAH-t

b.	自由驱动系统

Freedom Driver System

c.	Companion 2 驱动系统

Companion 2 Driver System

4.	BSI 证书

BSI certificates

a.	EC 设计测试证书 – CE 665479

EC Design Examination Certificate – CE 665479

b.	EC 证书 – 全面质量保证 – CE 665477

EC Design Examination Certificate – CE 66547

c.	注册证书 – ISO 13485:2003 – MDSAP 65377

Certificate of Registration – ISO 13485:2003 – MDSAP 65377

附件 E – SYNCARDIA 目录

EXHIBIT E – SYNCARDIA CATALOG

Part Number	Name
500101	TAH-t Kit 70cc
570500-001	TAH-t Kit 50cc
500177	Spares Kit for TAH-t 70cc
550177-001	Spares Kit for TAH-t 50cc
DDR001	Freedom Driver Monthly Rental
CER001	4-Phase Certification
395102-001	New Center Start-up Kit Package
CER001	Re-Certification Fee
FEE001	Proctor Fees
C400700-001	Training Center w/ Patient Simulator Mock Tank
397600-001	Companion 2 Handpump
295513-001	Freedom Permanent Center Tool Kit
395103-001	Freedom Battery Charger Kit for Hospital Use
Custom order	Patient Simulator Mock Tank Upgrade
397002-001	Companion 2 Driver *
397003-001	Companion Cart Hospital *
397001-001	Companion Caddy *
197053-001	Companion 2 Locking Power Cord *
293001-001	Companion Battery *
193002-001	Companion Drivelines *
197306-001	Companion Filters *
397600-001	Companion 2 Handpump *
595510-001	Freedom Standby Driver *
295025-001	Freedom Onboard Battery *
295054-001	Freedom Battery Charger *
295600-001	Freedom AC Power supply w/Cord - Home *
295400-001	Freedom AC Power supply w/Cord - Hospital *
295053-001	Freedom Car Charger *
195129-001	Freedom Bag - Accessory *
295502-001	Freedom Bag - Backpack *
295501-001	Freedom Bag - Shoulder *
295595-001	Freedom Filters *
395101-001	Freedom Tool Kit - Patient/Clinician Tool Kit *
D400101-001	Demo TAH-t *
600260-001	Device Retrieval Kit

附件 F – 经销商证书

EXHIBIT F –DISTRIBUTOR CERTIFICATE

待最终同意后添加。

To be added after final agreement.

附件 G——独家经销协议的模板合并加入独家经销协议

EXHIBIT G–TEMPLATE JOINDER TO EXCLUSIVE DISTRIBUTION AGREEMENT

JOINDER TO EXCLUSIVE DISTRIBUTION AGREEMENT

本独家经销协议（“合并协议”）的合并协议于 20__ 年 ________ （“合并协议生效日期”）由 (i) SynCardia Systems, LLC，一家根据特拉华州法律成立的有限责任公司制定 主要营业地点位于 1992 East Silverlake Road, Tucson, AZ, 85713, U.S.A.（“SynCardia”），(ii) [实体的法定全名]，一家根据 _______ 法律成立的公司] 在 _____ （“经销商”）和 (iii) [实体的法定全名]，一家根据 __________ 法律成立的公司]，主要营业地点在 __________ （“次级经销商”）。

THIS JOINDER TO EXCLUSIVE DISTRIBUTION AGREEMENT (“Joinder”) is made as of _______ __, 20__ (“Joinder Effective Date”) by and among (i) SynCardia Systems, LLC, a limited liability company organized under the laws of the State of Delaware with a principal place of business at 1992 East Silverlake Road, Tucson, AZ, 85713, U.S.A. (“SynCardia”), (ii) [SynCardia Medical (Beijing),Inc.], a corporation organized under the laws of _________] with principal place of business at _________(“Distributor”) and (iii) [SynCardia Medical (Beijing), Inc.], a corporation organized under the laws of _________] with principal place of business at _________(“Sub-Distributor”).

说明：

A.	SynCardia 和经销商签订了一份日期为 _______ __, 20__ 的独家经销协议（“协议”）。

B.	经销商希望根据协议指定次级经销商作为以下地区的次级经销商： _________。

C.	根据协议条款，次级经销商必须同意受协议相关条款的约束，作为 SynCardia 同意任命次级经销商的条件，这些条款包含在本加入的附件中。

因此，现在，考虑到此处规定的前提和契约，并打算受此法律约束，双方同意如下：

1. 协议方。 在签署和交付本加入书后，次级经销商将成为协议的一方。 次级经销商同意受附于本协议的相关条款和规定的约束。

2. 合并的效力。 SynCardia、分销商和次级分销商各自承认并同意，协议的所有条款、规定、契约和条件在此后应根据其条款继续完全有效，但此处明确规定的范围除外

3. 同行。 本加入协议可以在不同的副本上执行，每份副本均被视为原件，两者合在一起应构成一份相同的协议。

[此页的其余部分有意留空]

Recitals:

A. SynCardia and Distributor have entered into an Exclusive Distribution Agreement dated _______ __, 20__ (“Agreement”).

B. Distributor wishes to appoint Sub-Distributor to serve as a sub-distributor under the Agreement for the following territory or territories: _________.

C. Under the terms of the Agreement, Sub-Distributor must agree to be bound by the relevant provisions of the Agreement as a condition to SynCardia consenting to the appointment of Sub-Distributor, which provisions are contained in the attachment to this Joinder.

NOW, THEREFORE, in consideration of the premises and covenants set forth herein, and intending to be legally bound hereby, the Parties hereto agree as follows:

1. Party to Agreement. Upon the execution and delivery of this Joinder, Sub- Distributor is becoming a Party to the Agreement. Sub-Distributor agrees to be bound by the relevant terms and provisions of the Agreement, attached hereto.

2. Effect of Joinder. Each of SynCardia, Distributor and Sub-Distributor acknowledge and agree that all of the terms, provisions, covenants and conditions of the Agreement shall hereafter continue in full force and effect in accordance with the terms thereof, except to the extent expressly set forth herein

3. Counterparts. This Joinder may be executed on separate counterparts, each of which is deemed to be an original and both of which taken together shall constitute one and the same agreement.

[Remainder of this page is intentionally left blank]

为此，双方于合并生效日签署了本合并书，以资证明。

IN WITNESS WHEREOF, the Parties hereto have executed this Joinder as of the Joinder Effective Date.

SynCardia:	Distributor:	Sub-Distributor:

SYNCARDIA SYSTEMS, LLC	[Name of entity]	[Name of entity]

By:	By:	By:
Name:	Name:	Name:
Title:	Title:	Title:

附件 H - 经销商的条款和条件

1. 库存水平的维护：

a. 付费：经销商必须至少维护以下产品：

一. 两 (2) 个 70cc TAH-t 套件

二. 一 (1) 个 70cc 手术备件套件

三. 两 (2) 个 50cc TAH-t 产品

四. 一 (1) 个 50cc 手术备件套件

v. 由经销商和 SynCardia 共同商定的其他产品。

六. 经销商将补偿 SynCardia 此类产品进出区域的装运/运输费用。

b. SynCardia 自有单位：经销商必须至少维护以下寄售产品：

一. 两 (2) 个 C2 驱动系统

二.       经销商将补偿       SynCardia       此类托运产品进出区域的装运/运输费用。

c.经销商必须保持充足的手术备件套件供应，以服务其客户群，这由 SynCardia 和经销商共同决定。

2. 定价/条款：

a. SynCardia 对经销商的条款如 SynCardia 和经销商共同商定的 SynCardia 报价单中所述。

b. 逾期发票将按 (i) 每月 1.5% 或 (ii) 适用法律允许的最高利率中较低者收取利息。

3. 报告：

a. 经销商将根据附件 J 提供区域内任何和所有产品植入/外植的报告。

b. 经销商将根据 (i) 第 4 节（经销商的额外责任）、(ii) 第 8 节（监管要求；政府报告和备案）和 (iii)附件 J 向 SynCardia 提供所需的信息。

c. 经销商将向 SynCardia 提供季度预计销售预测，并在提供此类预测的季度结束后十 (10) 天内提交。

4. 销售和营销计划：经销商应在本协议生效的每年 1 月 15 日和 7 月 15 日或之前以及任何新产品发布前六十 (60) 天提供详细的销售和营销计划。 此类销售和营销计划应至少包含以下方面的详细信息：

a.	业务和战术计划

b.	客户参与

c.	最终用户定价

d.	覆盖面和频率

e.	区域内符合条件的医院

f.	区域内可能符合条件的医院

5、	培训； 监考：

a. 分配给 SynCardia 产品的经销商人员必须参加 SynCardia 开展的经批准的培训计划。

b. 在授权销售代表详细介绍任何 SynCardia 产品之前，应提供成功完成 SynCardia 培训计划的文件。

c. 医院人员的费用和培训费用由 SynCardia 和经销商平均分摊。

d. SynCardia 应承担首次认证和培训的费用。 如果初始订单被取消，则经销商将向 SynCardia 偿还此类培训的费用。

e. SynCardia 和经销商将平均分担在合格医院监理前两 (2) 个病例的费用和开支。 此后，此类费用和开支将由经销商全权负责（即 100% 由经销商支付）。

6. 服务：经销商应协助 SynCardia 遵守适用的质量体系要求，详见 (i) 美国 FDA，(ii) 欧盟（CE 标志）或 (iii) 经销商原产国的监管机构 在领土内，不时修订。

7、技术支持； 警戒和上市后监督。 经销商同意，作为与客户和/或最终用户的产品技术支持的第一联系人，它应负责。 经销商将根据“欧盟委员会关于医疗器械警戒系统的指南”，就警戒和上市后监督（预警）事宜直接向 SynCardia 提供一条通信线路。 经销商将根据 SynCardia 提供的信息进一步为客户提供产品使用方面的技术支持。 经销商将在 (3) 个工作日内直接向 SynCardia 报告客户反馈 （正面和负面，包括客户投诉、事件的发生和接近事件）。

如果该事项涉及可能需要向监管机构报告的监管信息，如不良事件或产品召回等事件，则经销商还应通知 SynCardia。 对于在欧盟分销的产品，分销商报告应遵循欧盟委员会的“医疗器械警戒系统指南”。 对于在其他地区分销的产品，分销商将协助 SynCardia 遵守产品商业分销所在国家的具体卫生当局监管要求。

8. 分发记录。 经销商同意根据 SynCardia 和/或监管机构的要求维护并提供经销商按产品批号或其他要求销售的所有产品的分销记录。 经销商承认，需要此信息才能实现完整的产品可追溯性，并在产品现场更正或召回或向卫生当局承担其他报告义务的情况下将风险降至最低。

九、杂项：

a.	经销商应根据 SynCardia 的合理要求，提供足够的文件证明足够的财务稳定性以满足库存要求和 SynCardia 付款条件；

b.	未经 SynCardia 事先书面批准，经销商在任何情况下均不得发布任何新闻稿或分发任何销售和/或营销材料。

EXHIBIT H - TERMS AND CONDITIONS FOR DISTRIBUTOR

1.	Maintenance of Inventory Levels:

a.	Paid: Distributor must maintain a minimum of the following Products:

i.	Two (2) 70cc TAH-t Kits

ii.	One (1) 70cc Surgical Spares Kit

iii.	Two (2) 50cc TAH-t Products

iv.	One (1) 50cc Surgical Spares Kit

v.	Such other Products as determined by mutual agreement between Distributor and SynCardia.

vi.	Distributor will reimburse SynCardia for the costs of shipment/transportation for such Products into and out of the Territory.

b.	SynCardia Owned Units: Distributor must maintain a minimum of the following Consigned Products:

i.	Two (2) C2 Driver Systems

ii.	Distributor will reimburse SynCardia for the costs of shipment/transportation for such Consigned Products into and out of the Territory.

c.	Distributor must maintain an adequate supply of Surgical Spares Kits to service its customer base, as mutually determined by SynCardia and Distributor.

2.	Pricing/Terms:

a.	SynCardia terms to Distributor are as set forth in SynCardia’s Quote that is mutually agreed by SynCardia and Distributor.

b.	Overdue invoices will be charged interest at the lower of (i) 1.5% per month or (ii) the highest rate allowed by Applicable Law.

3.	Reporting:

a.	Distributor will provide reports of any and all implant/explant of Products in the Territory in accordance with Exhibit J.

b.	Distributor will provide SynCardia the information that is required pursuant to (i) Section 4 (Additional Distributor Responsibilities), (ii) Section 8 (Regulatory Requirements; Government Reports and Filings) and (iii) Exhibit J.

c.	Distributor will provide to SynCardia quarterly projected Sales Forecasts, to be submitted no later than ten (10) days following the close of the quarter for which such forecast is being provided.

4.	Sales and Marketing Plan: Distributor shall provide a detailed Sales and Marketing Plan on or before January 15th and July 15th of each year for which this Agreement is in effect, and sixty (60) days prior to any new product launch. Such Sales and Marketing Plan shall, at a minimum, contain details regarding:

a.	Business and tactical plans

b.	Customer engagement

c.	End user pricing

d.	Reach and Frequency

e.	Eligible Hospitals in Territory

f.	Potential Eligible Hospitals in Territory

5.	Training; Proctoring:

a.	Distributor’s personnel assigned to SynCardia Products must participate in approved training programs conducted by SynCardia.

b.	Documentation of successful completion of a SynCardia training program shall be required before a Sales Representative is authorized to detail any SynCardia Product.

c.	Fees and Training for Hospital personnel with the costs to be shared equally by SynCardia and Distributor.

d.	SynCardia shall bear the costs for the first certification and training. If Initial Order is cancelled, then Distributor will reimburse SynCardia for the expenses with such training.

e.	SynCardia and Distributor will share equally the fees and expenses of Proctoring the first two (2) cases at an Eligible Hospital. Thereafter such fees and expenses will be the sole responsibility of the Distributor (i.e., 100% paid by Distributor).

6.	Services: Distributor shall assist SynCardia in complying with applicable Quality System Requirements as detailed by (i) U.S. FDA, (ii) European Union (CE Marked) or (iii) the regulatory governing body within the Distributor’s country(ies) of origin in the Territory, as amended from time to time.

7.	Technical Support; Vigilance and Post-Market Surveillance. Distributor agrees that it shall be responsible as the first point of contact for technical support for the Products with the customer and/or end-users. Distributor will provide a line of communications to SynCardia directly in matters of vigilance and post-market surveillance (early warning) in accordance with the “European Commission Guidelines on a Medical Devices Vigilance System.” Distributor will further provide technical support on the usage of products to the customers based upon information supplied by SynCardia. Customer feedback (both positive and negative including customer complaints the occurrence of incidents and near-incidents) will be reported by the Distributor within (3) business days directly to SynCardia.

If the matter involves Regulatory information that may require reporting to the regulatory authorities, for such events as adverse incidents or product recall, then Distributor shall also notify SynCardia. For products distributed in the European Union, Distributor reporting should follow the European Commission “Guidelines On A Medical Devices Vigilance System.” For products distributed in other regions, Distributor will assist SynCardia with compliance with the specific Health Authority regulatory requirements of subject country where products are placed in commercial distribution.

8.	Distribution Records. Distributor agrees to maintain and make available upon request from SynCardia and/or regulatory authorities, distribution records of all products sold by the Distributor by Product lot number or as otherwise required. Distributor acknowledges that this information is required for full Product traceability and to minimize risk in case of a product field correction or recall or other reporting obligation to health authorities.

9.	Miscellaneous:

a.	Distributor shall, upon reasonable request from SynCardia, provide sufficient documentation to demonstrate adequate financial stability to meet inventory requirements and SynCardia payment terms;

b.	Distributor may not, under any circumstances, issue any press releases or distribute any Sales and/or Marketing materials without prior written approval of SynCardia.

附件 I – 各方的联系信息

和地区内符合条件的医院

1.	SynCardia 有限责任公司：

实体的法定名称：SynCardia Systems, LLC

商业登记：根据美国特拉华州法律组建和存续的有限责任公司

主要办公室：1992 East Silverlake Road, Tucson, AZ 85713 U.S.A.

主要联系人：[SynCardia 更新]

传真号码 +1.520.844.8118

电话号码 +1.520.545.1234

电子邮件：[SynCardia 更新]

网址：http://www.syncardia.com

汇款地址：【SynCardia 待更新】

付款银行信息：[SynCardia 更新]

2. 经销商：

实体的法定名称：
主要执行官：
商业登记：
校长办公室：
主要联系人：
传真号码：
电话号码：
电子邮件：
网址：

3. 符合条件的医院：

合格医院：经销商将向 SynCardia 提供有关区域内任何和所有合格医院的以下信息（以及 SynCardia合理要求的任何其他信息）。

实体的法定名称：
主要执行官：
商业登记：
校长办公室：
主要联系人：
传真号码：
电话号码：
电子邮件：
网址：

EXHIBIT I – CONTACT INFORMATION FOR PARTIES

AND ELIGIBLE HOSPITALS IN TERRITORY

1.	SynCardia Systems, LLC:

Legal Name of Entity: SynCardia Systems, LLC

Business Registration: A limited liability corporation organized and existing under the laws of the State of Delaware, USA

Principal Office: 1992 East Silverlake Road, Tucson, AZ 85713 U.S.A. Principal Contact: Richard Fang

Facsimile No. +1.520.844.8118

Telephone No. +1.520.545.1234 E-Mail: fang@syncardia.com

Web Address: http://www.syncardia.com

Bank Information for Payments: To be provided as needed.

1.	Distributor:

Legal Name of Entity: 新心医疗器械（北京）有限公司 SynCardia Medical (Beijing),Inc.

Principal Executive Officers:

Business Registration: 一家根据中华人共和国法律成立的公司 a corporation organized under the laws of P.R.China

Principal Office: 北京市房山区弘安路 87 号院 5 号楼 2 层 205 室 Room 205, 2nd Floor, Building 5, No. 87 Yuan, Hong’an Road, Fangshan District, Beijing，P.R.China

Principal Contact:

Facsimile No:

Telephone No:

E-Mail:

Web Address: www.syncardiabeijing.com

2.	Eligible Hospitals:

Eligible Hospitals: Distributor will provide SynCardia the following information (and any additional information reasonably requested by SynCardia) on any and all Eligible Hospitals in the Territory.

Legal Name of Entity:

Principal Executive Officers:

Business Registration:

Principal Office:

Principal Contact:

Facsimile No:

Telephone No:

E-Mail:

Web Address:

附件 J – 经销商对 SYNCARDIA 和相关时间安排的报告要求

EXHIBIT J – DISTRIBUTOR’S REPORTING REQUIREMENTS TO SYNCARDIA

AND ASSOCIATED TIMING

文件名 DOCUMENT TITLE	完成和返回的时间范围 COMPLETION & RETURN TIMEFRAME
Device Tracking Form – Implant – Form 901004-000	Within 3 days from Implant
Device Tracking Form – Outcome – Form 901004-000	Within 3 days from Outcome
Companion 2 Driver System Check Form – Form C2-900005	Within 24 hours from driver checkout or patient switch
Freedom Driver System Test Protocol – Form F-900013-EN	Within 24 hours from driver checkout or patient switch